Exhibit 10(ff)

$41,590,533.00 CONSTRUCTION AND MINI PERM LOAN AGREEMENT

by and between

MURANO AT THREE OAKS ASSOCIATES, LLC,
a Florida limited liability company,

as Borrower

and

PNC BANK, NATIONAL ASSOCIATION,

as Lender

Dated: July 19, 2019

TABLE OF CONTENTS

1.	DEFINITIONS	1

1.1	Definitions	1

1.2	Interpretation/Construction	20

1.3	Accounting Principles	21

2.	AGREEMENT TO BORROW AND LEND	21

2.1	Agreement to Borrow and Lend	21

2.2	The Note	21

2.3	Term	21

2.4	Mini Perm Loan and Mini Perm Loan Extension	21

3.	LOAN INTEREST RATES, PAYMENTS AND FEES	24

3.1	Interest Rate Options	24

3.2	Loan Requests	24

3.3	Default Interest and Late Payment Charge	24

3.4	Daily LIBOR Rate Unascertainable	25

3.5	Successor Daily LIBOR Rate	26

3.6	Payments	26

3.7	[Reserved]	27

3.8	Interest Payment Dates	27

3.9	Voluntary Prepayments	27

3.10	Mandatory Prepayments	27

3.11	[Reserved]	28

3.12	Increased Costs	28

3.13	[Reserved]	29

3.14	Taxes	29

4.	AFFIRMATIVE COVENANTS	30

4.1	Preservation of Existence, Etc.	30

4.2	Performance of Obligations; Payment of Liabilities	30

4.3	Compliance with Laws	31

4.4	Keeping of Records and Books of Account	31

4.5	Maintenance of Insurance	31

4.6	Notice	32

4.7	Payment of Costs	32

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4.8	[Intentionally Deleted.]	32

4.9	Compliance With Construction and Development Documents, Project Covenant Documents and Other Agreements	32

4.10	Interest Rate Hedge	32

4.11	Further Assurances	32

4.12	Estoppel Certificates	32

4.13	Construction and Completion of Improvements	33

4.14	Preparation of Plans	33

4.15	Changes in Construction and Development Documents	33

4.16	Payment and Performance Bonds	34

4.17	Subcontractors	34

4.18	Materials	34

4.19	Repairs; Maintenance of Properties	35

4.20	Visitation; Inspection and Right to Stop Work	35

4.21	Notice of Lien Claims	36

4.22	Project Covenant Documents and Purchase Agreement	36

4.23	Security Deposits	36

4.24	Use of Proceeds	36

4.25	Single Purpose Entity	36

4.26	Management of the Project	36

4.27	Loan Rebalancing/Deposit of Funds by Borrower	36

4.28	Financial Covenants	37

4.29	Keepwell	38

4.30	Anti-Money Laundering/International Trade Law Compliance	38

4.31	Certificate of Beneficial Ownership and Other Additional Information	38

4.32	Post-Closing Items	39

5.	NEGATIVE COVENANTS	39

5.1	Organizational Covenants	39

5.2	Construction	40

5.3	Transfer of Land and Improvements or Personalty	40

5.4	Change in or Breach of Construction and Development Documents or Project Covenant Documents	41

5.5	Leasing of Premises	41

5.6	Liens	41

5.7	Value of Collateral	41

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5.8	Disposition of Rents	41

5.9	Indebtedness	41

5.10	Dividends and Related Distributions	42

5.11	Employee Benefit Plan	42

5.12	Anti-Money Laundering/International Trade Law Compliance	42

6.	CLOSING AND DISBURSEMENT MATTERS	43

6.1	Procedures	43

6.2	Disbursement Amounts	44

6.3	Cost Information	45

6.4	Closing	45

6.5	Initial and Subsequent Construction Disbursements	46

6.6	Retainage Disbursements	47

6.7	Additional Security	49

7.	REPORTING REQUIREMENTS	49

7.1	Appraisals, and Title Reports	49

7.2	Financial Reports	49

8.	REPRESENTATIONS AND WARRANTIES	50

8.1	Due Formation, Capacity	50

8.2	Power and Authority	50

8.3	Validity and Binding Effect	50

8.4	No Conflict	50

8.5	Material Contracts	51

8.6	No Potential Default or Event of Default; Compliance with Instruments	51

8.7	No Litigation or Investigations	51

8.8	Financial Statements and Other Information	51

8.9	Title Aspects	52

8.10	Zoning, Governmental Approvals, Consents and Financing Statements	52

8.11	Plans	52

8.12	Utilities; Public Improvements	53

8.13	Security Interests	53

8.14	Liens	53

8.15	Compliance with Laws	53

8.16	Construction and Development Documents and Project Covenant Documents	54

8.17	Development Budget	54

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8.18	Insurance and Bonds	54

8.19	Solvency	54

8.20	Employee Benefit Plans	54

8.21	Use of Proceeds; Margin Stock	55

8.22	Full Disclosure	55

8.23	Impositions	55

8.24	Updates to Schedules	55

8.25	Investment Companies; Regulated Entities	55

8.26	Anti-Money Laundering/International Trade Law Compliance	56

8.27	Certificate of Beneficial Ownership	56

9.	[INTENTIONALLY OMITTED]	56

10.	DEFAULTS AND REMEDIES	56

10.1	Events of Default	56

10.2	Remedies	58

10.3	Notice of Sale	60

11.	MISCELLANEOUS	61

11.1	Modifications, Amendments or Waivers	61

11.2	No Implied Waivers; Cumulative Remedies; Writing Required	61

11.3	Expenses; Indemnity; Damage Waiver	61

11.4	Holidays	62

11.5	Notices; Effectiveness; Electronic Communication	62

11.6	Severability	63

11.7	Duration; Survival	63

11.8	Prior Understanding	63

11.9	Successors and Assigns	63

11.10	Treatment of Certain Information; Confidentiality	64

11.11	Counterparts; Integration; Effectiveness; Electronic Execution	64

11.12	Exceptions	65

11.13	No Third Parties Benefited	65

11.14	Authority to File Notices	65

11.15	Signs; Publicity	65

11.16	Interpretation	65

11.17	Status of Parties	65

11.18	Brokerage Fee	65

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11.19	GOVERNING LAW; JURISDICTION; ETC.	65

11.20	Waiver of Jury Trial	67

11.21	USA PATRIOT Act Notice	67

11.22	Time of Essence	67

11.23	Right of First and Last Opportunity	67

SCHEDULES

Schedule 4.32	Post-Closing Items
Schedule 8.10	Consents and Approvals
Schedule 8.17	Development Budget
Schedule 11.5	Names, Addresses, Telephone Numbers, Facsimile Numbers and E-Mail Addresses of Loan Parties and Lender

EXHIBITS

Exhibit 2.4(a)(i)B	Form of Mini Perm Loan/Mini Perm Loan Extension Notice
Exhibit 2.4(a)(i)D	Form of Certificate of Net Operating Income/Debt Service Coverage Ratio
Exhibit 4.28(A)	Form of Compliance Certificate (Borrower)
Exhibit 4.28(B)	Form of Compliance Certificate (Guarantors)
Exhibit 6.1	Form of Request for Disbursement
Exhibit 6.2	Offsite Stored Materials Requirements
Exhibit 6.4(A)	Items to be Delivered Prior to Closing
Exhibit 6.4(A)-1	Form of General Contractor's Consent
Exhibit 6.4(A)-2	Form of Architect's and Engineer's Consent
Exhibit 6.4(A)-3	Form of Certificate of Architect and Engineer
Exhibit 6.4(B)	Form of Zoning Letter
Exhibit 6.5(A)	Items to be Delivered Prior to Initial and Subsequent Construction Disbursements
Exhibit 6.5(B)	Date Down Endorsement or Other Evidence of a Continuing Title Insured First Mortgage Lien
Exhibit 7.2	Financial Reports

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CONSTRUCTION AND MINI PERM LOAN AGREEMENT

THIS CONSTRUCTION AND MINI PERM LOAN AGREEMENT (the "Agreement") is made to be effective July 19, 2019, by and between MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida limited liability company ("Borrower"), and PNC BANK, NATIONAL ASSOCIATION (together with its successor and/or assigns, the "Lender").

BACKGROUND

Borrower has requested that Lender provide a construction [and mini-permanent] loan to Borrower in a principal amount not to exceed $41,590,533.00.

The purpose of the Loan is to finance the costs of constructing and equipping the Improvements, and providing mini-permanent financing following completion of construction.

Lender is willing to provide the Loan upon the terms and conditions hereinafter set forth.

Borrower and Lender therefore agree as follows.

1.       DEFINITIONS

1.1       Definitions. The following terms mean as defined below unless the context clearly requires otherwise:

"Affiliate" as to any Person means any other Person which (a) directly or indirectly Controls, is Controlled by, or is under common Control with such Person, (b) beneficially owns or holds 5% or more of any class of the voting or other equity interests of such Person, or (c) owns or holds 5% or more of the voting stock or other equity interests beneficially owned or held, directly or indirectly, by such Person.

"Agreement" means as defined in the preamble to this Agreement.

"Alternate Rate" means as defined in Section 3.4.

"Annual Statements" means as defined in Section 8.8.

"Anti-Terrorism Laws" means any Laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws, all as amended, supplemented or replaced from time to time.

"Appraisal" means a written appraisal subject to Lender's customary appraisal requirements and prepared by an independent appraiser engaged by Lender at Borrower's sole cost and expense, in compliance with all applicable regulatory requirements.

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"Appraised Value As Is" means, as of any date of determination, the "as is" dollar value of the Project, as determined by an Appraisal of the Project, which Appraisal was prepared not more than ninety (90) days prior to such date of determination.

"Appraised Value As Stabilized" means, as of any date of determination, the "stabilized" dollar value of the Project, as determined by an Appraisal of the Project, which Appraisal was prepared not more than ninety (90) days prior to such date of determination.

"Architect" means Forum Architecture & Interior Design, Inc. or such other architect as may be expressly consented to or approved by Lender in writing prior to Borrower's engagement of such other architect.

"Architect's Agreement" means that certain Standard Form of Agreement Between Owner and Architect dated as of August 9, 2018, entered into between Borrower and the Architect, together with all exhibits and attachments thereto.

"Assignment of Construction and Development Documents" means that certain Assignment of Construction and Development Documents of even date herewith from Borrower to Lender.

"Assignment of Leases and Rents" means that certain Assignment of Leases and Rents of even date herewith from Borrower to Lender.

"Authorized Officer" means those Persons authorized to execute notices, reports and other documents for the benefit of Borrower. Such Persons will be designated by written notice to Lender from Borrower, and Borrower may amend such list from time to time by written notice to Lender.

"Base Rate" means, the greatest of (a) the interest rate per annum announced from time to time by Lender at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by Lender, or (b) the Overnight Bank Funding Rate plus 0.5% per annum. Any change in the Base Rate (or any component thereof) will take effect as of the opening of business on the day such change occurs.

"Basel" means the Basel Committee on Banking Supervision and any successor or similar authority.

"Basel III" means collectively the global regulatory standards issued on January 13, 2011 by Basel and any requests, rules, regulations, guidelines, interpretations or directions promulgated by any Official Body in connection therewith.

"Beneficial Owner" means, for Borrower, each of the following: (a) each individual, if any, who, directly or indirectly, owns 25% or more of Borrower's equity interests; and (b) a single individual with significant responsibility to control, manage, or direct Borrower.

"Borrower" means as defined in the preamble of this Agreement.

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"Business Day" means any day other than a Saturday or Sunday or a legal holiday on which commercial lenders are authorized or required to be closed for business in Pittsburgh, Pennsylvania.

“Cash and Cash Equivalents” means:

(i)       lawful currency of the United States of America;

(ii)      direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

(iii)     commercial paper maturing in one hundred eighty (180) days or less rated not lower than A 1 by Standard & Poor's, or P 1 by Moody's Investors Service, Inc. on the date of acquisition;

(iv)     demand deposits, time deposits or certificates of deposit maturing within one (1) year in commercial lenders whose obligations are not lower than A 1 by Moody’s Investors Service, Inc., or not lower than A+ or the equivalent by Standard & Poor’s on the date of acquisition; and

(v)      marketable securities that (a) are publicly traded on the New York Stock Exchange or NASDQ and (b) have a market value of no less than $5.00 per share.

"Cash Collateral Account" shall mean a restricted interest-bearing cash collateral account maintained by Borrower at Lender and pledged to Lender.  Borrower shall be prohibited from withdrawing funds from the Cash Collateral Account without the prior written consent of Lender.

"Category" means as defined in Section 4.15.

"CEA" means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

"Certificate of Beneficial Ownership" shall mean, for Borrower, a certificate in form and substance acceptable to Lender (as amended or modified by Lender from time to time in its sole discretion), certifying, among other things, the Beneficial Owner of Borrower.

"Certificate of Occupancy" means a final and unconditional (or temporary with conditions acceptable to Lender) certificate of occupancy, together with any and all other Governmental Approvals required for use and occupancy of all Improvements.

"CFTC" means the Commodity Futures Trading Commission.

"Change in Law" means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that, regardless of the date enacted, any of the foregoing issued in connection with Dodd-Frank or Basel III will in each case be deemed a "Change in Law."

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"Closing Date" means the Effective Date.

"Closing Fee" means $207,952.67.

"Collateral" means the real estate encumbered by the Mortgage and all other security pledged pursuant to this Agreement and the Collateral Documents including, without limitation any personal or real property.

"Collateral Documents" means the Mortgage, the Assignment of Leases and Rents, the Assignment of Construction and Development Documents, the Financing Statements and any other documents securing the Loan.

“Collier Guarantor” means CSG Group, LLC, a Florida limited liability company.

"Commitment" means the maximum principal amount of the Loan. Subject to the satisfaction of the Conditions for Mini Perm Loan or the Conditions for Mini Perm Loan Extension, as applicable, the Commitment will automatically be reduced to the outstanding principal balance of the Loan as of the first day of the Mini Perm Loan Period or the Mini Perm Loan Extension Period, as applicable.

"Completion Date" means the date on which Completion of Construction occurs, which date must in no event be later than the Required Completion Date.

"Completion Guaranty" means that certain Completion Guaranty, of even date herewith, given by Guarantors to Lender.

"Completion of Construction" means that the conditions specified in Section 6.6(b) have been satisfied.

"Conditions for Mini Perm Loan" means as defined in Section 2.4(a).

"Conditions for Mini Perm Loan Extension" means as defined in Section 2.4(b).

"Construction and Development Documents" means the Construction Contracts, the Architect's Agreement, the Engineer's Agreement, the Development Agreement, the Plans, the Governmental Approvals, and all other instruments, documents and rights relating to the design, construction and development of the Improvements, together with all exhibits and attachments thereto.

"Construction Contracts" means the General Construction Contract and the Major Subcontracts.

"Construction Loan" means the Loan, prior to conversion to the Mini Perm Loan pursuant to the terms of this Agreement, if applicable.

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"Construction Loan Period" means the period commencing as of the date of this Agreement and ending on the initial Expiration Date (which for purposes of clarification excludes the Mini Perm Loan Period and Mini Perm Loan Extension Period, if applicable), provided that, if the Conditions for Mini Perm Loan have been satisfied prior to the initial Expiration Date, the Borrower may elect to end the Construction Loan Period and commence the Mini Perm Loan Period early upon thirty (30) days prior written notice to Lender.

"Construction Loan Services Agreement" means that certain Construction Loan Services Agreement dated as of even date herewith by and between Borrower, Lender, Contractor and Title Insurance Company.

"Contractor" means RBK 3, LLC, a Florida limited liability company d/b/a Roger B. Kennedy Construction, or such other contractor as may be approved in writing by Lender prior to Borrower's engagement of such other contractor.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Courtelis Guarantors” means, jointly and severally, Kiki L. Courtelis, as Trustee of the Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994 and W. Douglas Pitts, an individual.

"Covered Entity" means (a) Borrower, each of Borrower's Subsidiaries, all Guarantors and all pledgors of Collateral and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person means the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

"Daily LIBOR Rate" means, for any day, the rate per annum determined by Lender by dividing the Published Rate by a number equal to 1.00 minus the LIBOR Reserve Percentage. Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

"Date Down Endorsement" means a date down or other endorsement to the Title Insurance Policy in the form attached hereto as Exhibit 6.5(B), or other evidence satisfactory to Lender, and in each case confirming (a) a continuing title insured first mortgage lien on the Project containing no exception other than Permitted Encumbrances, and (b) that the Title Policy insures the priority of the Lien of the Mortgage in the amount of all disbursements made pursuant to this Agreement.

"Debt Service" means the aggregate principal and interest payable under the Loan, calculated on an annualized basis, assuming the greater of (A) actual interest expense and scheduled principal amortization of the total Commitment under the Loan; (B) mortgage-style amortization of the total Commitment under the Loan over thirty (30) years at an assumed rate equal to two percent (2.00%) per annum over the yield to maturity of the most recent 10-year Treasury Note (as provided in The Wall Street Journal) in effect as of any determination date; or (C) a 7.19% mortgage constant (six percent (6%) and 30-year amortization).

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"Debt Service Coverage Ratio" means as of any date of determination thereof, the ratio of Net Operating Income to Debt Service.

"Debtor Relief Law" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

"Default Rate" means the lesser of (a) the interest at a rate per annum that is four percent (4%) in excess of the rate or rates otherwise in effect under this Agreement or (b) the Maximum Legal Rate.

"Developer" means Courtelis Company, a Florida corporation.

"Development Agreement" means that certain Development and Ancillary Services Agreement, dated September 11, 2018 between Borrower and the Developer relating to the furnishing of development services with respect to the Project.

"Development Budget" means the development budget attached hereto as Schedule 8.17.

"Development Fee" means a fee in the amount not to exceed $1,760,000.00 to be paid by Borrower to Developer as set forth in this Agreement.

"Disbursement" means a disbursement of Loan proceeds pursuant to the terms and conditions of this Agreement and the other Loan Documents.

"Disbursement Request" means any request for proceeds of the Loan in accordance with Article 6.

"Distribution Conditions" mean (a) Completion of Construction has occurred; (b) all Disbursements (including, but not limited to, those for tenant improvements or allowances, if applicable, and any interest payments) have been made or are no longer available to Borrower, as evidenced by Borrower’s written acknowledgment thereof; (c) no Default or Potential Default exists; and (d) the Project has achieved a Debt Service Coverage Ratio of no less than 1.0 to 1.0, as evidenced by the delivery of the Borrower's Certificate of Net Operating Income/Debt Service Coverage Ratio in the form of Exhibit 2.5(a)(i)D attached hereto.

"Dodd-Frank" means collectively the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any requests, rules, regulations, guidelines, interpretations or directions promulgated by any Official Body in connection therewith.

"Dollar", "Dollars", "U.S. Dollar" and the symbol "$" means lawful money of the United States of America.

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"Effective Date" means the date indicated in a document or agreement to be the date on which such document or agreement becomes effective, or, if there is no such indication, the date of execution of such document or agreement.

"Electronic Format" means any document delivered by electronic mail or by setting forth such Notice on a site on the World Wide Web if notice of such website posting (including the information necessary to access such website) has previously been delivered to the applicable parties hereto by another means set forth in this Agreement, in any format Lender is capable of receiving and opening or reading (in all cases in Lender's sole determination).

"Eligibility Date" means, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Loan Document becomes effective with respect to such Swap (for the avoidance of doubt, the Eligibility Date is the Effective Date of such Swap if this Agreement or any other Loan Document is then in effect with respect to such Loan Party, and otherwise it is the Effective Date of this Agreement and/or such other Loan Document(s) to which such Loan Party is a party).

"Eligible Contract Participant" means an "eligible contract participant" as defined in the CEA and regulations thereunder.

"Employee Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA.

"Engineer" means Barraco and Associates, Inc., or such other substitute, replacement or additional engineer as may be approved by Lender in writing prior to Borrower's engagement of such other substitute, replacement or additional engineer.

"Engineer's Agreement" means that certain agreement, dated August 17, 2018 between the Engineer and Borrower relating to the furnishing of civil engineering services by Engineer with respect to the Project.

"Environmental Indemnity Agreement" means that certain Environmental Indemnity Agreement of even date herewith from Loan Parties to Lender.

"Environmental Laws" means as defined in the Environmental Indemnity Agreement.

"Equity Contribution" means Borrower's contribution of $14,492,570.00 toward the total costs of the Project based on the information set forth on the Development Budget.

"ERISA" means the Employee Retirement Income Security Act of 1974, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

"ERISA Group" means, at any time, all corporations, trades, or businesses (whether or not incorporated) under common control with Borrower and/or any Guarantor as determined under Section 414(b), (c), (m), or (o) of the Internal Revenue Code.

"Event of Default" means as defined in Section 10.1.

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 “Excess Cash Flow” shall mean actual operating revenue of the Project less actual operating expenses and also less actual debt service paid, for any period of measurement.

"Excluded Hedge Liability" means, with respect to each Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Loan Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party's failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Loan Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition applies only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty or security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap; (b) if a guarantee of a Swap Obligation would cause such obligation to be an Excluded Hedge Liability but the grant of a security interest would not cause such obligation to be an Excluded Hedge Liability, such Swap Obligation will constitute an Excluded Hedge Liability for purposes of the guaranty but not for purposes of the grant of the security interest; and (c) if there is more than one Loan Party executing this Agreement or the other Loan Documents and a Swap Obligation would be an Excluded Hedge Liability with respect to one or more of such Persons, but not all of them, the definition of Excluded Hedge Liability or Liabilities with respect to each such Person will only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Hedge Liabilities with respect to such Person, and (ii) the particular Person with respect to which such Swap Obligations constitute Excluded Hedge Liabilities.

"Excluded Taxes" means any of the following Taxes imposed on or with respect to Lender: (a) Taxes imposed on or measured by net income (however denominated), (b) franchise Taxes, and (c) branch profits Taxes, in each case imposed as a result of Lender being organized under the Laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof).

"Exhibit" means any one or more of those schedules and exhibits attached hereto and made a part hereof.

"Expiration Date" means July 19, 2023. If Borrower satisfies the Conditions for the Mini Perm Loan or Conditions for the Mini Perm Loan Extension, the Expiration Date shall mean the last day of the Mini Perm Loan Period or the Mini Perm Loan Extension Period, as applicable. Notwithstanding the foregoing, if the Loan is accelerated pursuant to this Agreement, the Expiration Date shall mean the date of acceleration.

"Financing Statements" means the financing statements which Lender may from time to time require in order to perfect the security interest granted to Lender in and to the Collateral described in the Mortgage, the other Collateral Documents and this Agreement pursuant to the applicable Uniform Commercial Code.

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"Flood Laws" means all applicable Laws relating to policies and procedures that address requirements placed on federally regulated lenders under the National Flood Insurance Reform Act of 1994.

“Force Majeure Event” shall mean a delay, not to exceed a total of sixty business (60) days, caused by unusually adverse weather conditions which have not been taken into account in the construction schedule, fire, earthquake or other acts of God, strikes, lockouts, acts of public enemy, riots or insurrections or any other unforeseen circumstances or events beyond the control of Borrower (except financial circumstances or events or matters which may be resolved by the payment of money), and as to which Borrower notifies Lender in writing within five (5) business days after such occurrence; provided, however, the occurrence of a Force Majeure Event shall not suspend or abate any obligation of Borrower or any Guarantor or any other person to pay any money.

"General Construction Contract" means that certain Standard Form of Agreement Between Owner and Contractor, dated July 15, 2019, between Borrower and the Contractor, which is a stipulated sum contract which shall be approved by Lender in its sole and absolute discretion.

"General Contractor's Consent" means a consent in the form attached hereto as Exhibit 6.4(A)-1, fully executed by the Contractor and delivered to Lender pursuant to Section 6.4.

"Governmental Approvals" means all consents, licenses, permits and all other authorizations or approvals required by any Official Body, including all agreements entered into with any Official Body, with respect to the development, construction, completion, use and occupancy of the Land and Improvements.

"Guaranties" means one or more of (a) the Completion Guaranty and (b) the Payment Guaranty.

"Guarantors" means, jointly and severally, the Courtelis Guarantors, the Collier Guarantor, the Kislak Guarantor and the HMG Guarantor.

"Guarantor Financial Covenants" mean the covenants of Guarantors, set forth in Section 4.28(b).

"Guaranty" means any obligation of any Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business.

"Hazardous Substances" means as defined in the Environmental Indemnity Agreement.

"Historical Statements" means as defined in Section 8.8.

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“HMG Guarantor” means HMG/Courtland Properties, Inc., a Delaware corporation.

"HVCRE" means High Volatility Commercial Real Estate pursuant to Basel III and any requests, rules, regulations, guidelines, interpretations or directions promulgated by any Official Body in connection therewith.

"Impositions" means all (a) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges and all other governmental charges and any interest or costs or penalties with respect thereto, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time may be assessed, levied or imposed upon the Land or the Improvements, or the rent or income received therefrom, or any use or occupancy thereof; (b) charges for any easement or agreement maintained for the benefit of the Land and Improvements, (c) other taxes, assessments, fees and governmental charges levied, imposed or assessed upon or against Borrower or any of its properties.

"Improvements" means all buildings, structures and improvements of every kind and description now or hereafter constructed or placed on the Land in accordance with the Plans, to include a garden style, multifamily development project with approximately 318 units to be known as the "Murano at Three Oaks" and all site, highway, access, parking, utility, drainage and other improvements required in accordance with the Governmental Approvals.

"Indebtedness" means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (a) borrowed money; (b) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (c) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, banker's acceptance agreement or similar arrangement; (d) obligations under any Interest Rate Hedge or other interest rate management device, foreign currency exchange agreement, currency swap agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement; (e) any other transaction (including without limitation forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than thirty (30) days past due); or (f) any Guaranty of Indebtedness for borrowed money.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) Other Taxes.

"Indemnitee" means as defined in Section 11.3(b).

"Information" means all information designated confidential and received from the Loan Parties or any of their Related Parties relating to such Person or any of such Person's businesses, other than any such information that becomes publicly available other than as a result of a breach of Section 11.10 of this Agreement or becomes available to Lender, or any of its Affiliates on a non-confidential basis; provided that, in the case of information received from Borrower or any Related Party after the date hereof, such information is clearly identified at the time of delivery as confidential.

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"Initial Construction Disbursement" means the Disbursement to be made upon the fulfillment of the conditions set forth in Section 6.5.

"Insolvency Proceeding" means, with respect to any Person, (a) a case, an action or proceeding with respect to such Person (x) before any court or any other Official Body under any Debtor Relief Law now or hereafter in effect, or (y) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any such Person or otherwise relating to the liquidation, dissolution, winding up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets of creditors, or other similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law.

"Inspecting Architect" means Varian Associates P.A., or such other Person or entity as Lender may designate from time to time (a) to inspect the construction of the Improvements; (b) to review the Plans, drawings, sketches, specifications, reports, modifications, change orders and the like; (c) to certify that the construction of the Improvements has been completed in accordance with the Plans; and (d) to perform other related services with respect thereto.

"Insurance Policy" means as defined in Section 4.5(a).

"Interest Rate Hedge" means an interest rate exchange, collar, cap, swap, floor, adjustable strike cap, adjustable strike corridor, cross-currency swap or similar agreements entered into by any Loan Party in order to provide protection to, or minimize the impact upon, such Loan Party of increasing floating rates of interest applicable to Indebtedness.

"Interim Statements" means as defined in Section 8.8.

"Internal Revenue Code" means the Internal Revenue Code of 1986.

"IRS" means the Internal Revenue Services.

“Kislak Guarantor” means J.I. Kislak, Inc., a New Jersey corporation.

"Land" means the real property upon which the Project is to be constructed and which is owned in fee simple by Borrower consisting of approximately 17.66 acres and identified in Exhibit A to the Mortgage, together with all rights, title and interests of Borrower in and to all easements, rights and privileges benefiting the Land and all other real property interests described in the Mortgage.

"Law" means any law(s) (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, issued guidance, release, ruling, order, executive order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or any settlement arrangement, by agreement, consent or otherwise, with any Official Body, foreign or domestic.

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"Leases" means as defined in the Mortgage.

"Lender" means PNC Bank, National Association, a national banking association, and its successors and assigns. For any Loan Document that provides for the granting of a security interest or other Lien to Lender as security for the Obligations, "Lender" includes any Affiliate of Lender to which such Obligation is owed.

"LIBOR Reserve Percentage" means as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

“LIBOR Termination Date” means as defined in Section 3.5(a).

"Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

"Limiting Agreements" means (a) any agreement, instrument or transaction, including, without limitation, any organizational or formation documents of an entity, which has or may have the effect of prohibiting or limiting the ability of such entity or an individual, as the case may be, from pledging its assets to Lender as security for the Loan or its obligations under the Loan Documents, or (b) any provision of any agreement, instrument or transaction, including, without limitation, any organizational or formation documents of any entity, which has or may have the effect of prohibiting or limiting such entity's or individual's, as the case may be, ability to sell, transfer or convey it assets.

"Liquidity" means, as of any date of determination, the sum of (without duplication) Unrestricted Cash and Cash Equivalents held solely in an entity’s or individual’s name and not on a joint basis with any other Person or Persons.

"Loan" means collectively the loan made by Lender to Borrower pursuant to this Agreement, in the maximum principal amount not to exceed FORTY-ONE MILLION FIVE HUNDRED NINETY THOUSAND FIVE HUNDRED THIRTY-THREE AND 00/100 DOLLARS ($41,590,533.00), as said Loan may from time to time be amended or refinanced in accordance herewith.

"Loan Documents" means, collectively, this Agreement, the Note, the Guaranties, the Collateral Documents, any PNC Provided Interest Rate Hedge, the Environmental Indemnity Agreement and all other documents, instruments, certificates and agreements made in connection with the Loan by any Loan Party in favor of Lender or by and between any Loan Party and Lender.

"Loan Parties" means Borrower and Guarantors.

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"Major Subcontractors" means all subcontractors under Major Subcontracts.

"Major Subcontracts" means any subcontracts under the Construction Contracts which provide for aggregate payments in excess of $1,000,000.

"Mandatory Prepayment" means any payment made in compliance with the terms and conditions set forth in Section 3.10.

"Material Adverse Effect" means any set of circumstances or events which (a) if not cured has caused or could result in liability, loss or expense in excess of $1,000,000; (b) has caused or could result in a material adverse change regarding the validity or enforceability of any Loan Document; (c) is or could be material and adverse to the Project or to the assets or financial condition of any Loan Party; (d) impairs materially or could impair materially the ability of any Loan Party to duly and punctually pay its Indebtedness and/or perform its other obligations; or (e) impairs materially or could impair materially the ability of Lender, to the extent permitted, to enforce its legal and/or contractual rights and remedies pursuant to any Loan Document.

"Maximum Legal Rate" means the highest rate of interest that lenders may charge borrowers under applicable Law.

"Mini Perm Loan" means as defined in Section 2.4(a).

"Mini Perm Loan DSCR Requirement" means (a) in the case of the conversion of the Construction Loan to the Mini Perm Loan, the Debt Service Coverage Ratio is not less than 1.20 to 1.00, as measured as of the end of the prior calendar month which is reported or required to be reported on or prior to the Mini Perm Loan Period Option Exercise Date; or (b) in the case of the exercise of the Mini Perm Loan Extension, the Debt Service Coverage Ratio is not less than 1.25 to 1.00, as measured as of the end of the prior calendar month which is reported or required to be reported on or prior to the Mini Perm Loan Extension Option Exercise Date. Satisfaction of the Mini Perm Loan DSCR Requirement in each case shall be evidenced by the delivery of the Borrower's Certificate of Net Operating Income/Debt Service Coverage Ratio in the form of Exhibit 2.5(a)(i)D attached hereto.

"Mini Perm Loan Extension Fee" means the amount that is equal to ten (10) basis points (0.10%) of the amount of the Commitment at the Mini Perm Loan Extension Period Commencement Date.

"Mini Perm Loan Extension Option" means as defined in Section 2.4(b).

"Mini Perm Loan Extension Option Exercise Date" means the date on which Borrower notifies Lender of its intention to exercise the Mini Perm Loan Extension Option by providing Lender with written notice of its election to extend the Mini Perm Loan Period in accordance with Section 2.4(b), together with payment of the Mini Perm Loan Extension Fee.

"Mini Perm Loan Extension Period" means as defined in Section 2.4(b).

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"Mini Perm Loan Extension Period Commencement Date" means the date of the commencement of the Mini Perm Loan Extension Period, such date being the day immediately following the last day of the Mini Perm Loan Period, provided the Conditions for Mini Perm Extension have been satisfied.

"Mini Perm Loan Fee" means the amount that is equal to ten (10) basis points (0.10%) of the amount of the Commitment at the Mini Perm Loan Period Commencement Date.

“Mini Perm Loan LTV Requirement" means that the outstanding principal amount of the Loan does not exceed (a) in the case of the conversion of the Construction Loan to the Mini Perm Loan, sixty-five percent (65.0%) of the Appraised Value As Is of the Project pursuant to an updated Appraisal obtained in connection with the conversion to a Mini Perm Loan, or (b) in the case of the exercise of the Mini Perm Loan Extension, sixty-five percent (65.0%) of the Appraised Value As Is of the Project pursuant to an updated Appraisal obtained in connection with the Mini Perm Loan Extension.

"Mini Perm Loan Option” means as defined in Section 2.4(a).

"Mini Perm Loan Option Exercise Date" means the date on which Borrower notifies Lender of its intention to exercise the Mini Perm Loan Option by providing Lender with written notice of its election to convert the Construction Loan to a mini permanent loan in accordance with Section 2.4(a), together with payment of the Mini Perm Loan Fee.

“Mini Perm Loan Period” means as defined in Section 2.4(a).

"Mini Perm Loan Period Commencement Date" means the date of the commencement of the Mini Perm Loan Period, such date being the day immediately following the last day of the Construction Loan Period, provided the Conditions for the Mini Perm Loan have been satisfied.

"Minor Change Orders" means changes in the Improvements, the Plans or the other Construction and Development Documents which do not modify the scope or overall quality of the Project or involve extensions of time of the Required Completion Date under the General Construction Contract and the performance of which costs less than $150,000 each and less than $500,000 in the aggregate.

"Mortgage" means that certain Mortgage, Security Agreement and Fixture Filing, dated of even date herewith, from Borrower to Lender.

"Net Operating Income" means, for any date of determination, (A) the sum of, (i) actual rental income from residential tenants in occupancy paying rent under Leases not in default annualized based on the operating history of the Project for the calendar quarter prior to the date of determination, plus (ii) annualized rental income from residential tenants in occupancy whose actual rent payments are scheduled to commence within thirty (30) days from the date of determination, plus (iii) actual other income of the Project annualized based on the operating history of the Project for the calendar quarter prior to the date of determination but excluding any other income that Lender, in its sole and absolute discretion, shall deem to be extraordinary income; less (B) the sum of (i) the greatest of (x) annualized Pro-Forma Operating Expenses; (y) annualized Operating Expenses of the Project based on the calendar quarter immediately prior to the date of determination, after prorations for real estate taxes and insurance expenses, but excluding any expenses that Lender, in its sole and absolute discretion, shall deem to be extraordinary expenses; and (z) actual Operating Expenses of the Project for the twelve (12) month period immediately prior to the date of determination but excluding any expenses that Lender, in its sole and absolute discretion, shall deem to be extraordinary expenses; (ii) the greater of the actual vacancy of the residential units of the Project or a vacancy factor of five percent (5%) with respect to the residential units; (iii) an assumed capital improvement reserve of $200.00 per residential unit per annum at the Project and (iv) the greater of the actual management fees with respect to the Project or a fee calculated at three percent (3%) of rental income derived from the Project.

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“Net Worth” means, as the date of determination the sum of Total Assets of a Person minus the sum of Total Liabilities.

"Non-Qualifying Party" means any Loan Party that fails for any reason to qualify on the applicable Eligibility Date as an Eligible Contract Participant.

"Note" means the promissory note made by Borrower in favor of Lender evidencing the Loan.

"Obligations" means all obligations, Indebtedness and liabilities of any Loan Party to Lender or its Affiliates, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, secured or unsecured, whether as guarantor or surety, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Note, or any other Loan Document, including, without limitation, any post-petition interest and/or advances any PNC Provided Interest Rate Hedge Liabilities, provided, however, notwithstanding anything in the foregoing to the contrary, the Obligations do not and will not include any Excluded Hedge Liabilities.

"Official Body" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or Basel or any successor or similar authority to any of the foregoing).

“Operating Expenses” means any and all reasonable, customary and actual out-of-pocket payments paid in cash by Borrower in the ordinary course of business to unaffiliated third parties (or if affiliated, equivalent to arm’s length third-party transactions for comparable services or pursuant to agreements reviewed and approved by Lender) in connection with the management, operation, maintenance or leasing of the Project.

"Organizational Documents" means a Loan Party's partnership agreement, partnership certificate, articles of incorporation, bylaws, certificate of incorporation, articles of organization, operating agreement, declaration of trust or other formation documents.

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"Other Taxes" means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made (a) pursuant to any Loan Document; (b) from the execution, delivery, performance, enforcement or registration of, any Loan Document; or (c) from the receipt or perfection of a security interest or otherwise with respect to any Loan Document.

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York (“NYFRB”), as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Lender for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Lender at such time (which determination shall be conclusive absent manifest error).  If the Overnight Bank Funding Rate determined as above would be less than zero (0.00), then such rate shall be deemed to be zero (0.00) for purposes of this Agreement.  The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

"Payment Guaranty" means that certain Guaranty and Suretyship Agreement, of even date herewith, given by the Guarantors to Lender.

"Permitted Encumbrances" means:

(a)       the Liens, assignments and security interests in favor of Lender pursuant hereto and to the Collateral Documents;

(b)       easements, restrictions, encumbrances and other matters described in and permitted to exist under the terms of the Mortgage;

(c)       such other matters as may be expressly consented to in writing by the Lender; and

(d)       real estate taxes on the Land and Improvements not yet due and payable.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Official Body or other entity.

"Plans" means the final plans and specifications for the construction and equipping of the Improvements, including all schematic and working drawings and designations of all manufacturers and model numbers of all equipment, and any Improvements to be constructed off of the Land, as approved by all necessary parties in accordance with this Agreement.

"PNC Bank" means PNC Bank, National Association, its successors and assigns.

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"PNC Provided Interest Rate Hedge" means an Interest Rate Hedge which is provided by PNC Bank that is (a) documented in a standard International Swap Dealer Association Agreement; (b) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner; and (c) is entered into for hedging (rather than speculative) purposes.

"PNC Provided Interest Rate Hedge Liabilities" means the liabilities owing to PNC Bank by any Loan Party that is party to a PNC Provided Interest Rate Hedge. PNC Provided Interest Rate Hedge Liabilities, for purposes of this Agreement and all other Loan Documents are "Obligations" of such Person and of each other Loan Party, are guaranteed obligations under any Guaranties and secured obligations under any other Loan Document, as applicable, and otherwise treated as Obligations for purposes of the other Loan Documents, except to the extent constituting Excluded Hedge Liabilities of such Person. The Liens securing the PNC Provided Interest Rate Hedge Liabilities will be pari passu with the Liens securing all other Obligations under this Agreement and the other Loan Documents, subject to the express provisions of Section 10.2.

"Post-Closing Items" has the meaning assigned and ascribed to such term in Section 4.32.

"Potential Default" means an event or condition which, with the passage of time, the giving of notice, a reasonable determination by Lender, or any combination of the foregoing, could constitute an Event of Default.

"Principal Office" means the main banking office of Lender in Pittsburgh, Pennsylvania, or such other office designated by Lender.

"Prior Security Interest" means a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code in the Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute.

"Pro-Forma Operating Expenses" shall mean the annualized operating expenses used in an updated Appraisal of the Project obtained by Lender upon stabilization of the Project in accordance with the terms of this Agreement for purposes of calculating Debt Service Coverage Ratio or, in the event certain Operating Expenses of the Project have not stabilized, as supported by an appraisal approved by Lender, provided that, upon Borrower’s requests, Lender, in its sole and absolute discretion, may substitute actual Operating Expense line items in the event that such actual Operating Expense line items are disproportionate to such annualized operating expenses as set forth in the updated Appraisal of the Project.

"Project" means the Land and Improvements.

"Project Account" means the account of Borrower maintained with Lender for the purpose of disbursement of funds with respect to the Loan.

"Project Covenant Documents" means any Governmental Approvals, including, without limitation, all permitting, special use permits and the like with respect to the Project together with any agreement of sale entered into by Borrower (or assigned to Borrower) for the acquisition of the Project or recorded agreement with respect to the use and development of the Project to which Borrower is a party or bound and/or to which the Project is subject.

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"Project Debt Service Ratio Covenant" means as defined in Section 4.28(a).

"Published Rate" means the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate will be the Eurodollar rate for a one month period as published in another publication selected by Lender).

"Qualified ECP Loan Party" means each Loan Party that on the Eligibility Date is (a) a corporation, partnership, proprietorship, organization, trust, or other entity other than a "commodity pool" as defined in Section 1a(10) of the CEA and CFTC regulations thereunder that has total assets exceeding $10,000,000, or (b) an Eligible Contract Participant that can cause another person to qualify as an Eligible Contract Participant on the Eligibility Date under Section 1a(18)(A)(v)(II) of the CEA by entering into or otherwise providing a "letter of credit or keepwell, support, or other agreement" for purposes of Section 1a(18)(A)(v)(II) of the CEA.

"Related Parties" means, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person's Affiliates.

"Reportable Compliance Event" means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

"Required Completion Date" means the earlier to occur of (a) December 19, 2021 (for informational purposes, 30 months from Closing) [or (b) the date required for completion of the Improvements pursuant to the terms of the Project Covenant Documents].

"Retainage" means the retainage with respect to certain construction costs of the Improvements as provided in Section 6.6.

"Sanctioned Country" means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

"Sanctioned Person" means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

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"Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair market value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent liabilities and other commitments as they mature or as they otherwise are due and payable in the normal course of business, and (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature.

"Subsequent Disbursement" means as defined in Section 6.5.

"Subsidiary" of any Person at any time means any corporation, trust, partnership, limited liability company or other business entity (a) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (b) which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

"Swap" means any "swap" as defined in Section 1a(47) of the CEA and regulations thereunder other than (a) a swap entered into on, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

"Swap Obligation" means any obligation to pay or perform under any agreement, contract or transaction that constitutes a Swap which is also a PNC Provided Interest Rate Hedge.

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

"Title Insurance Company" means First American Title Insurance Company or a title insurer acceptable to Lender.

"Title Insurance Policy" means a title insurance policy purchased for Lender by Borrower at Borrower's sole cost and expense, insuring the lien of the Mortgage as a first lien on fee simple title to the Land and Improvements, together with all appurtenances thereto in the principal sum secured by the Mortgage and the portions of the Loan advanced from time to time, which policy must, to the extent available in the applicable jurisdiction, include such endorsements as Lender may require, and coverage against mechanics' lien claims for all Disbursements through the latest disbursement, subject only to exceptions as may be approved in writing by Lender from time to time, if any, and issued by the Title Insurance Company on the ALTA Loan Title Insurance Policy 6/17/06 form or such other form designated by Lender.

“Total Assets” means the total assets of a Person as reflected on such Person’s balance sheet and accompanying schedules of fair market values, calculated on a fair market value basis, as of the date of determination, and in conformity with standards applied to the Historical Statements delivered to Lender.

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“Total Liabilities” means the total liabilities of a Person as reflected on such Person’s balance sheet, as of the date of determination, calculated in conformity with standards applied to the Historical Statements delivered to Lender.

"Uniform Commercial Code" means the Uniform Commercial Code as in effect in each applicable jurisdiction.

“Unrestricted Cash and Cash Equivalents” means Cash and Cash Equivalents which are not subject to any (a) mortgage, pledge, charge, encumbrance, security interest, collateral assignment or other lien or restriction of any kind, whether based on common law, constitutional provision, statute or contract or (b) Limiting Agreement.

"USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107 56.

"Voluntary Prepayment" means any payment made in compliance with the terms and conditions set forth in Section 3.9.

"Withholding Agent" means any Loan Party and Lender.

1.2        Interpretation/Construction. Unless otherwise set forth in this Agreement or any other Loan Document, the following rules of construction apply to this Agreement and each other Loan Document:

(a)       references to the plural include the singular, the part and the whole, and the words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation";

(b)       the words "hereof," "herein," "hereunder," "hereto" and similar terms used in any Loan Document refer to such Loan Document as a whole;

(c)       article, section, subsection, clause, schedule and exhibit references are to this Agreement, unless otherwise specified;

(d)       reference to any Person includes such Person's successors and assigns as may be permitted by the Loan Documents;

(e)       reference to any agreement, document or instrument means such agreement, document or instrument as amended, restated or replaced hereafter in accordance with the provisions thereof and of this Agreement;

(f)        relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including";

(g)       the words "asset" and "property" are construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;

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(h)       the Table of Contents, section headings, and captions of the articles, schedules and exhibits of each Loan Document are included for convenience only and do not affect Loan Document construction or interpretation;

(i)        unless otherwise specified, all references herein to times of day are references to prevailing Eastern Time;

(j)        references to a Person's successors and assigns mean only such successors and assigns as are permitted by the Loan Documents;

(k)       any reference to a Law means as such Law may be amended or supplemented from time to time, and any successor Law and related rules and regulations thereunder, as may be from time to time in effect; and

(l)       all Lender determinations are deemed to have been made in good faith and are conclusive absent manifest error.

1.3       Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement must be made and prepared on a tax basis or otherwise required by applicable laws of any Official Body.

2.       AGREEMENT TO BORROW AND LEND

2.1       Agreement to Borrow and Lend. Subject to the terms, provisions and conditions hereof and in reliance on the representations and warranties set forth herein, Lender agrees to lend to Borrower the Commitment.

2.2       The Note. The Loan is evidenced by the Note and bears interest calculated and payable as provided in Article 3. The unpaid amounts of the Loan, as set forth on the books and records of Lender maintained in the ordinary course of business, will be presumptive evidence of the principal amount thereof owing and unpaid, absent manifest error, but the failure to record any such amount on the books and records will not limit or affect the obligations of Borrower hereunder or under the Note to make payments of principal and interest on the Loan when due.

2.3       Term. The term of the Loan commences on the Closing Date and terminates on the Expiration Date.

2.4        Mini Perm Loan and Mini Perm Loan Extension.

(a)       Borrower shall have the option (the "Mini Perm Loan Option") to convert the Construction Loan to a mini permanent loan (the "Mini Perm Loan") for a term of twelve (12) month(s), commencing on the date that immediately follows the last day of the Construction Loan Period (the above described period is herein called the "Mini Perm Loan Period"), provided that Lender determines, in its sole discretion, that Borrower has timely satisfied the conditions for conversion to the Mini Perm Loan set forth in subsection (a)(i) and (a)(ii) below (collectively, the "Conditions for Mini Perm Loan"):

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(i)           the following conditions for conversion to the Mini Perm Loan shall be satisfied on the Mini Perm Loan Option Exercise Date and remain satisfied as of the last day of the Construction Loan Period:

A.       no Potential Default or Event of Default exists;

B.       Borrower has notified Lender in writing of Borrower’s intention to exercise the Mini Perm Loan Option, using the form attached hereto as Exhibit 2.4(a)(i)B, and paid Lender the Mini Perm Loan Fee in good funds, each no later than sixty (60) days and not sooner than one hundred twenty (120) days prior to the last day of the Construction Loan Period;

C.       the Project meets or exceeds the Mini Perm LTV Requirement or Borrower makes a Voluntary Prepayment in an amount necessary to reduce the outstanding principal balance of the Loan to the point where the Mini Perm LTV Requirement is satisfied;

D.       the Project meets or exceeds the Mini Perm Loan DSCR Requirement, as evidenced by the delivery of the Borrower’s Certificate of Net Operating Income/Debt Service Coverage Ratio in the form of Exhibit 2.4(a)(i)D, or Borrower makes a Voluntary Prepayment in an amount necessary to reduce the outstanding principal balance of the Loan to the point where the Mini Perm Loan DSCR Requirement is satisfied;

E.       the Guarantors are in compliance with the Guarantor Financial Covenants, such compliance to be certified to Lender in the form of the Guarantor's covenant compliance certificate attached hereto as Exhibit 4.28(B);

F.       Intentionally Omitted; and

G.       lien free Completion of Construction has occurred.

(ii)          the following conditions for conversion to the Mini Perm Loan shall be satisfied no later than the last day of the Construction Loan Period:

A.       no Potential Default or Event of Default exists, such compliance to be certified as of the last day of the Construction Loan Period to Lender in the form of Borrower's covenant compliance certificate attached hereto as Exhibit 4.28(A);

B.       Borrower has reimbursed Lender for any costs or expenses incurred by Lender in connection with the Loan or the exercise of the Mini Perm Loan Option;

C.       Lender has received a Date Down Endorsement or other endorsement to its Title Insurance Policy in form approved by Lender insuring the priority of the lien of the Mortgage in the amount of all Disbursements and containing no exceptions other than Permitted Encumbrances;

D.       the final advance under the Loan has been made; and

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E.       the Equity Contribution has been funded in full.

(b)          If Borrower has converted the Construction Loan to the Mini Perm Loan pursuant to Section 2.4(a) above, Borrower shall have the additional option to extend the Mini Perm Loan Period (the "Mini Perm Loan Extension Option") for a term of twelve (12) months, commencing on the date that immediately follows the last day of the Mini Perm Loan Period (the "Mini Perm Loan Extension Period") provided that Lender determines, in its sole discretion, that Borrower has timely satisfied the conditions for conversion to the Mini Perm Loan set forth in subsection (b)(i) and (b)(ii) below (collectively, the "Conditions for Mini Perm Loan Extension"):

(i)           the following conditions for extension of the Mini Perm Loan shall be satisfied on the Mini Perm Loan Extension Option Exercise Date and remain satisfied as of the last day of the Mini Perm Loan Period:

A.       no Potential Default or Event of Default exists;

B.       Borrower has notified Lender in writing of Borrower’s intention to exercise the Mini Perm Loan Extension Option, using the form attached hereto as Exhibit 2.4(a)(i)B, and paid Lender the Mini Perm Loan Extension Fee in good funds, each no later than sixty (60) days and not sooner than one hundred twenty (120) days prior to the last day of the Mini Perm Loan Period;

C.       the Project meets or exceeds the Mini Perm LTV Requirement or Borrower makes a Voluntary Prepayment in an amount necessary to reduce the outstanding principal balance of the Loan to the point where the Mini Perm LTV Requirement is satisfied;

D.       the Project meets or exceeds the Mini Perm Loan DSCR Requirement, as evidenced by the delivery of the Borrower’s Certificate of Net Operating Income/Debt Service Coverage Ratio in the form of Exhibit 2.4(a)(i)D, or Borrower makes a Voluntary Prepayment in an amount necessary to reduce the outstanding principal balance of the Loan to the point where the Mini Perm Loan DSCR Requirement is satisfied; and

E.       the Guarantors are in compliance with the Guarantor Financial Covenants, such compliance to be certified to Lender in the form of the Guarantor's covenant compliance certificate attached hereto as Exhibit 4.28(B).

(ii)          the following conditions for extension of the Mini Perm Loan shall be satisfied no later than the last day of the Mini Perm Loan Period:

A.       no Potential Default or Event of Default exists, such compliance to be certified as of the last day of the Mini Perm Loan Period to Lender in the form of Borrower's covenant compliance certificate attached hereto as Exhibit 4.28(A);

B.       Borrower has reimbursed Lender for any costs or expenses incurred by Lender in connection with the Loan or the exercise of the Mini Perm Loan Extension Option;

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C.       Lender has received a Date Down Endorsement or other endorsement to its Title Insurance Policy in form approved by Lender insuring the priority of the lien of the Mortgage in the amount of all Disbursements and containing no exceptions other than Permitted Encumbrances; and

D.       the final Disbursement of the Loan has been made.

3.       LOAN INTEREST RATES, PAYMENTS AND FEES

3.1       Interest Rate Options. Borrower will pay interest in respect of the outstanding unpaid principal amount of the Loan at the Daily LIBOR Rate plus (a) until such time as the Mini Perm Loan Conditions are satisfied as such satisfaction is determined by Lender, two hundred and five (205) basis points (2.05%) per annum and (b) from and after the date that the Mini Perm Loan Conditions have been satisfied as such satisfaction is determined by Lender, one hundred eight-five (185) basis points (1.85%) per annum unless, in either such case, the Alternate Rate or the Default Rate otherwise applies pursuant to this Agreement in which case Borrower will pay interest at the Alternate Rate or Default Rate, as applicable, as required by this Agreement. Interest shall be computed on the basis of a year of three hundred sixty (360) days and actual days elapsed. Lender's determination of interest rates and any change therein will, in the absence of manifest error, be conclusive and binding upon all parties hereto. If at any time the designated rate applicable to any portion of the Loan made by Lender exceeds the Maximum Legal Rate, the rate of interest on the Loan is limited to the Maximum Legal Rate.

3.2       Loan Requests. Borrower may request Lender to make Disbursements of the Loan by the delivery to Lender of a duly completed Disbursement Request in accordance with the procedures set forth in Section 6.1 of this Agreement below.

3.3       Default Interest and Late Payment Charge. To the extent permitted by Law, during the existence of any Event of Default, Borrower will pay interest on the entire principal amount then outstanding and all other sums due under the Loan at a rate per annum equal to the Default Rate. The Default Rate accrues before and after any judgment has been entered. In addition, Borrower will pay upon demand by Lender a late payment charge equal to five percent (5%) of the amount of any payment due under the Loan, prior to maturity or acceleration, which is not received by Lender within ten (10) days after the date such payment is due. Borrower acknowledges that the increased interest rate and the late payment charge provided for herein reflect, among other things, the fact that the Loan has become a substantially greater credit risk given its default status and that Lender is entitled to additional compensation for such risk and all such interest is payable by Borrower upon demand by Lender. Borrower also agrees and acknowledges that the Default Rate is a reasonable forecast of such additional compensation for anticipated and actual harm incurred by Lender, and that such harm cannot be estimated with certainty or without difficulty. The Default Rate is imposed as liquidated damages for the purpose of defraying Lender's expenses incident to the handling of delinquent payments, but is in addition to, and not in lieu of, the exercise by Lender, of any rights and remedies hereunder, under the other Loan Documents or under applicable Law, and any fees and expenses of any attorneys or other professionals Lender may employ.

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3.4       Daily LIBOR Rate Unascertainable. If, on any date on which the Daily LIBOR Rate would otherwise be determined, Lender determines that:

(a)       adequate and reasonable means do not exist for ascertaining the Daily LIBOR Rate, or

(b)       a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the Daily LIBOR Rate,

then Lender will promptly notify Borrower thereof and the outstanding principal and future advances will bear interest at the Base Rate plus one hundred and fifteen (115) basis points (1.15%) per annum (the “Alternate Rate”).

If, on any date on which the Daily LIBOR Rate would otherwise be determined, Lender determines (which determination will be conclusive absent manifest error) that:

(c)       the making, maintenance or funding of any portion of the Loan at the Daily LIBOR Rate has been made impracticable or unlawful by compliance by Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(d)       the Daily LIBOR Rate will not adequately and fairly reflect the cost to Lender of the establishment or maintenance of such portion of the Loan, or

(e)       after making reasonable efforts, deposits of the relevant amount in Dollars are not available to Lender with respect to such portion of the Loan, or to lenders generally, in the London interbank Eurodollar market, then the Lender must promptly notify Borrower and endorse a certificate to such notice as to the specific circumstances of such notice. As of the date specified in any such notice, the applicable portion of the Loan shall automatically bear interest at the Alternate Rate.

Notwithstanding anything set forth in Section 3.4 above, prior to the Alternate Rate becoming effective based on any of the foregoing circumstances, Lender shall use commercially reasonable efforts to find an alternate index similar to the Daily LIBOR Rate to replace the Daily LIBOR Rate, in which case, the Alternate Rate shall then mean such replacement index plus or minus a margin reasonably determined by Lender to establish a rate consistent to the interest rate in effect immediately prior to the contingency, due consideration being given to the then-prevailing market practice for determining a rate of interest for newly originated commercial loans in the United States.

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3.5       Successor Daily LIBOR Rate.

(a)       If Lender determines (which determination shall be final and conclusive, absent manifest error) that either (a) (i) the circumstances set forth in Section 3.4 have arisen and are unlikely to be temporary, or (ii) the circumstances set forth in Section 3.4 have not arisen but the applicable supervisor or administrator (if any) of the Daily LIBOR Rate-based interest rate or a Governmental Authority having jurisdiction over Lender has made a public statement identifying the specific date after which the Daily LIBOR Rate-based interest rate shall no longer be used for determining interest rates for loans (either such date, a "LIBOR Termination Date"), or (b) a rate other than the Daily LIBOR Rate-based interest rate has become a widely recognized benchmark rate for newly originated loans in Dollars in the U.S. market, then Lender may (in consultation with the Borrower) choose a replacement index for the Daily LIBOR Rate-based interest rate and make adjustments to applicable margins and related amendments to this Agreement as referred to below such that, to the extent practicable, the all-in interest rate (including any applicable margin) based on the replacement index will be substantially equivalent to the all-in Daily LIBOR Rate-based interest rate (including any applicable margin) in effect prior to its replacement.

(b)       Lender and Borrower shall enter into an amendment to this Agreement to reflect the replacement index, the adjusted margins and such other related amendments as may be appropriate, in the discretion of Lender, for the implementation and administration of the replacement index-based rate.  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, such amendment shall become effective without any further action or consent of any other party to this Agreement at 5:00 p.m. Pittsburgh, Pennsylvania time  on the tenth (10th) Business Day after the date a draft of  the amendment is provided to the Borrower.

(c)       Selection of the replacement index, adjustments to the applicable margins, and amendments to this Agreement (i) will be determined with due consideration to the then-current market practices for determining and implementing a rate of interest for newly originated loans in the United States and loans converted from a Daily LIBOR Rate-based interest rate to a replacement index-based rate, and (ii) may also reflect adjustments to account for (x) the effects of the transition from the Daily LIBOR Rate-based interest rate to the replacement index and (y) yield- or risk-based differences between the Daily LIBOR Rate-based interest rate and the replacement index.

(d)       Until an amendment reflecting a new replacement index in accordance with this Section is effective, each advance, conversion and renewal of a Loan under the Daily LIBOR Rate-based  rate will continue to bear interest with reference to the Daily LIBOR Rate; provided however, that if Lender determines (which determination shall be final and conclusive, absent manifest error) that a LIBOR Termination Date has occurred, then following the LIBOR Termination Date, all Loan advances as to which the Daily LIBOR Rate-based  interest rate would otherwise apply shall automatically be converted to the Alternate Rate until such time as an amendment reflecting a replacement index and related matters as described above is implemented.

(e)       Notwithstanding anything to the contrary contained herein, if at any time the replacement index is less than zero, at such times, such index shall be deemed to be zero for purposes of this Agreement.

3.6       Payments. All payments and prepayments of principal, interest, any Mini Perm Loan Fee, Mini Perm Loan Extension Fee, or other fees or amounts due from Borrower are payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower, and without setoff, counterclaim or other deduction of any nature, and an action therefor will immediately accrue. Such payments will be made at the Principal Office to Lender in U.S. Dollars and in immediately available funds. Lender's statement of account, ledger or other relevant record will, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loan and other amounts owing under this Agreement and will be deemed an "account stated".

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3.7       [Reserved].

3.8       Interest Payment Dates. Interest on the Loan is due and payable in arrears on the first day of each month after the date hereof and on the Expiration Date.

3.9       Voluntary Prepayments.

(a)       Borrower has the right at its option from time to time to prepay the Loan in whole or part on any Business Day without cost, premium or penalty, except as provided below or in Sections 3.12(a) or 3.12(b).

(b)       Whenever Borrower desires to prepay the Loan, it must provide a prepayment notice to Lender by 1:00 p.m. setting forth (i) the Business Day on which the proposed prepayment is to be made, which must be no less than three (3) Business Days after the date of such prepayment notice; and (ii) the total principal amount of such prepayment, which may not be less than $100,000. All prepayment notices are irrevocable. The principal amount of the portion of the Loan for which a prepayment notice is given, together with interest on such principal amount, is due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Any prepayment hereunder is not subject to reborrowing.

(c)       Lender agrees that upon the occurrence of any event giving rise to increased costs under Section 3.12(a) or the suspension of the Daily LIBOR Rate pursuant to Sections 3.4(c), 3.4(d) or 3.4(e), or if Lender requires Borrower to pay any Indemnified Taxes or additional amounts to Lender or any Official Body for the account of Lender pursuant to Section 3.14, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of Lender) to designate another lending office for any portion of the Loan affected by such event, provided that such designation is made on such terms that Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such section. Nothing in this Section 3.9(b) will affect or postpone any of the obligations of any Loan Party or the rights of Lender provided in this Agreement. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Lender in connection with any such designation or assignment.

3.10       Mandatory Prepayments.

(a)       In the event the Mini Perm Loan Option is exercised, commencing on July 19, 2023 (for reference purposes the initial Expiration Date) and continuing on the first (1st) day of each calendar month thereafter through the term of the Loan (including through the Mini Perm Loan Extension Period, if applicable), together with its interest payment on the Loan, Borrower shall make monthly payments of the outstanding principal balance of the Loan in an amount equal to the principal portion of a level payment assuming a mortgage style amortization of the Commitment amount of the Loan over thirty (30) years at a hypothetical rate of interest of six percent (6.00%) per annum (such required monthly principal payment referred to herein as the "Mandatory Principal Payments").

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(b)       Notwithstanding anything to the contrary herein, each of the Mandatory Principal Payments to be made pursuant to this Section 3.10 shall not be subject to reborrowing.

(c)       If not sooner paid, all amounts due and owing under any Loan Document are due and payable in full on the Expiration Date.

3.11      [Reserved].

3.12      Increased Costs.

(a)          Increased Costs Generally. If any Change in Law:

(i)       imposes, modifies or deems applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender (except any reserve requirement reflected in the Daily LIBOR Rate);

(ii)     subjects Lender to any Taxes on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto except (A) Indemnified Taxes and (B) Excluded Taxes; or

(iii)    imposes on Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or any portion of the Loan made by Lender or any participation therein;

and the result of any of the foregoing is to increase the cost to Lender of making, continuing or maintaining any portion of the Loan or of maintaining its obligation to make any portion of the Loan, or to reduce the amount of any sum received or receivable by Lender hereunder (whether of principal, interest or any other amount) then, upon request of Lender, Borrower will pay to Lender such additional amount or amounts as will compensate Lender for such additional costs incurred or reduction suffered.

(b)         Capital Requirements. If Lender determines that a Change in Law affecting Lender, any lending office of Lender or Lender's holding company, if any, regarding capital or liquidity requirements, has or could have the effect of reducing the rate of return on Lender's capital or on the capital of Lender's holding company as a consequence of this Agreement to a level below that which Lender or Lender's holding company could have achieved but for such Change in Law (taking into consideration Lender's policies and the policies of Lender's holding company with respect to capital adequacy), then from time to time Borrower will pay to Lender such additional amount or amounts as will compensate Lender or Lender's holding company for any such reduction suffered.

(c)         Certificates for Reimbursement. A certificate of Lender delivered to Borrower and setting forth the amount or amounts necessary to compensate Lender or its holding company pursuant to this Section 3.12 is conclusive absent manifest error, and Borrower will pay Lender the amount shown as due within ten (10) days after receipt of such certificate.

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(d)       Delay in Requests. Failure or delay on the part of Lender to demand compensation pursuant to this Section 3.12 does not constitute a waiver of Lender's right to demand such compensation.

3.13      [Reserved].

3.14      Taxes.

(a)       Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document must be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined by a withholding agent) requires the deduction or withholding of any Tax from any such payment by such withholding agent, then the withholding agent is entitled to make such deduction or withholding and will timely pay the full amount deducted or withheld to the relevant Official Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party is increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.14) Lender receives an amount equal to the sum it could have received had no such deduction or withholding been made.

(b)       Payment of Other Taxes by Borrower. The Loan Parties jointly and severally agree to timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law, or at Lender's option, timely reimburse Lender for the payment of any such Other Taxes.

(c)       Indemnification by the Loan Parties. The Loan Parties jointly and severally indemnify Lender and agree to pay Lender within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes, including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.14, payable or paid by Lender or required to be withheld or deducted from a payment to Lender and any reasonable related expenses, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Official Body. A certificate as to the amount of such payment or liability delivered to Borrower by Lender is conclusive absent manifest error.

(d)       [Intentionally Omitted].

(e)       Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to an Official Body pursuant to this Section 3.14, such Loan Party must deliver to Lender the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Lender.

(f)       [Intentionally Omitted]

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(g)       Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.14 (including by the payment of additional amounts pursuant to this Section 3.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.14 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Official Body with respect to such refund). Such indemnifying party, upon the request of such indemnified party incurred in connection with obtaining such refund, shall repay to such indemnified party the amount paid over pursuant to this Section 3.14(g) (plus any penalties, interest or other charges imposed by the relevant Official Body) in the event that such indemnified party is required to repay such refund to such Official Body. Notwithstanding anything to the contrary in this Section 3.14(g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.14(g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)       Survival. Each party's obligations under this Section 3.14 survive any assignment of rights by Lender, the termination of the Commitment and the repayment, satisfaction or discharge of all Obligations.

4.       AFFIRMATIVE COVENANTS

Loan Parties hereby covenant and agree that until the Obligations have been indefeasibly paid in full and all other obligations hereunder have been performed and discharged and the Commitment has terminated or expired, they will comply at all times with the following affirmative covenants:

4.1          Preservation of Existence, Etc. Each Loan Party will maintain its legal existence (and no change is permitted thereto) as a corporation, limited liability company or trust, as applicable, and its licenses or qualifications and good standings in the jurisdictions of its formation and, with respect to the Borrower, where the Project is located.

4.2          Performance of Obligations; Payment of Liabilities. Borrower will duly pay, perform and discharge each of its liabilities and obligations (including the Obligations and all Impositions), promptly as and when the same become due and payable, and in any event prior to the date when any fine, late charge or other penalty for late payment may be imposed, except to the extent (a) such liabilities are being contested in good faith and by appropriate and lawful proceedings diligently conducted; (b) such failure to pay and discharge any such liabilities (i) could not reasonably be expected to result in fines, penalties, other similar liabilities or injunctive relief, (ii) could not reasonably be expected to result in a Material Adverse Effect, (iii) could not reasonably be expected to result in a Lien or otherwise materially and adversely affect the Collateral or the validity of the Loan; and (c) Borrower has set aside reserves or made other appropriate provisions as may be required for tax purposes with respect to such contested matters; and provided that Borrower will pay all such liabilities immediately upon the commencement of proceedings to foreclose any Lien which has attached as security for such liabilities.

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4.3          Compliance with Laws. Each Loan Party will comply with applicable Laws, provided that failure to comply with a Law is not a violation of this Section 4.3 so long as such failure could not result in fines, penalties, costs or other similar liabilities or injunctive relief, or a Material Adverse Effect.

4.4          Keeping of Records and Books of Account. Each Loan Party will maintain and keep proper records and books of account which enable such Loan Party to issue financial statements and reports in accordance with consistently applied accounting principles, Section 7.2 and as otherwise required by applicable Law, and in which full, true and correct entries will be made in all material respects of all its dealings and business and financial affairs.

4.5        Maintenance of Insurance.

(a)       Borrower will insure its properties and assets, including without limitation the Collateral, against loss or damage by insurable hazards with reputable and financially sound insurers, all as reasonably determined necessary or acceptable by Lender (each such insurance policy is an "Insurance Policy"). Borrower will ensure that each Insurance Policy complies with the requirements set forth on Exhibit 4.5. Borrower will take all actions required under the Flood Laws and/or requested by Lender to assist in ensuring that Lender is in compliance with the Flood Laws applicable to the Collateral, including providing Lender with the address and/or GPS coordinates of the Improvements and each other structure on the Land, and, to the extent required, obtaining flood insurance for such Improvements, property, structures and contents prior to assets becoming Collateral, and thereafter maintaining such flood Insurance Policy in full force and effect for so long as required by the Flood Laws.

(b)       Borrower will pay, within ten (10) Business Days after demand therefor, the cost and expense of any third party insurance consultants retained by Lender with respect to the insurance coverage to be maintained by Borrower with respect to the Project and Borrower's obligations under this Agreement.

(c)       Borrower will require that all Contractors and all subcontractors maintain liability insurance coverage consistent with that required of Borrower in amounts acceptable to Lender and customary for contractors performing work of the nature proposed for the Project. All parties engaged in work on the Improvements will maintain statutory workers' compensation and, if required by Law, disability insurance in force for all workers on the job.

(d)       Borrower will cause the Architect (and the Engineer, if applicable) to obtain and maintain professional liability insurance during the period commencing on the date of the Architect's Agreement and/or the Engineer's Agreement, as applicable, and expiring no earlier than three (3) years after occupancy of the Project. Such insurance will be in an amount of no less than $1,000,000 on a per claim and $2,000,000 on an aggregate basis, or such lesser amount as Lender may approve in its sole discretion.

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4.6          Notice. Borrower will give prompt written notice to Lender of (a) any action or proceeding instituted by or against any Loan Party which constitutes a Potential Default or an Event of Default; (b) a default by any Loan Party under any other material contract, instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, which default could be reasonably expected to result in a Material Adverse Effect, a Potential Default or an Event of Default, or (c) a default by Borrower under any Project Covenant Documents.

4.7          Payment of Costs. Borrower will pay promptly, or cause to be paid promptly, all costs incurred in connection with constructing the Improvements as and when the same become due and payable, paying for the same with the Equity Contribution, the proceeds of the Loan advanced from time to time and Borrower's own funds as provided in this Agreement.

4.8          [Intentionally Deleted.]

4.9          Compliance With Construction and Development Documents, Project Covenant Documents and Other Agreements. Borrower will comply with the Construction and Development Documents and the Project Covenant Documents to which it is a party (or to which the Project is otherwise subject) and in all material respects with all other obligations under other contracts, instruments and agreements to which it is a party or to which any of its properties or assets may be subject. Borrower will cause the Improvements to be constructed in compliance with the Project Covenant Documents, and all other agreements relating to the Project and any Leases and will perform all of its obligations under all of such agreements.

4.10        Interest Rate Hedge. During the term hereof, Borrower may enter into an interest rate hedge or cap with a counterparty acceptable to Lender.

4.11        Further Assurances. Borrower will, from time to time, at its expense, faithfully preserve and protect Lender's lien on and security interest in the Collateral as a continuing first priority perfected lien, subject only to Permitted Encumbrances, and will take such other action as Lender in its sole discretion may deem to be necessary or advisable from time to time in order to preserve, perfect and protect the liens granted under the Collateral Documents, to exercise and enforce Lender's rights and remedies thereunder and with respect to the Collateral and to carry out the terms of this Agreement and the other Loan Documents.

4.12        Estoppel Certificates.

Borrower will deliver within ten (10) Business Days after Lender's written request a certificate duly executed and in form satisfactory to Lender, stating and acknowledging, to the best of Borrower's knowledge, (i) the then unpaid principal balance, and interest due and unpaid, under the Loan and that there are no defenses, off sets, counterclaims or recoupments thereto (or, if such should not be the fact, then the facts and circumstances relating to such defenses, off sets, counterclaims or recoupments); (ii) that Borrower has kept, observed, complied with, fulfilled and performed in all material respects every term, covenant and condition in this Agreement and the other Loan Documents on its part to be kept and performed; (iii) that no Potential Default or Event of Default exists; (iv) that no event has occurred or is threatened which if continued could permit the holder of any recourse indebtedness of Borrower or to which its property is subject to accelerate the maturity thereof or enforce any lien securing the same; and (v) that no litigation or administrative proceeding has been instituted by or against Borrower which if adversely determined could constitute a Material Adverse Effect (or, if such should not be the fact, then the facts and circumstances relating to such event or litigation in detail) and covering such other matters relating to Borrower, the Loan or the Collateral as Lender may reasonably require.

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4.13       Construction and Completion of Improvements. Borrower will commence construction of the Project within sixty (60) days after the date of this Agreement or such earlier date as may be required pursuant to the terms of the Project Covenant Documents and thereafter diligently and continuously prosecute the completion of construction of the Project in compliance with the Plans. The Plans must have been approved in accordance with applicable zoning ordinances, public and private building and use restrictions applicable to the Land and Improvements; and all other Laws, restrictive covenants or requirements of governmental authorities including the Project Covenant Documents and the Governmental Approvals and those of the appropriate board of fire underwriters or its equivalent, and all other applicable agreements. Borrower will cause (a) Completion of Construction to occur on or before the Required Completion Date, and (b) the Improvements to be constructed in such a manner and on such a schedule so that at all times during the pendency of the Loan, the Inspecting Architect must be of the opinion that the Completion of Construction will occur on or prior to the Required Completion Date.

4.14       Preparation of Plans. Borrower will cause the Plans to be prepared by the Architect and, prior to the Closing Date, approved by Borrower, the Contractor, the Architect and the Engineer. All Plans will be reviewed and determined to be satisfactory by the Inspecting Architect, have all Governmental Approvals and the approval of all other entities and Persons with a right to approve any aspect of the work, including without limitation, any parties to the Project Covenant Documents.

4.15      Changes in Construction and Development Documents.

(a)       Except for Minor Change Orders, no changes in the Plans or the other Construction and Development Documents (including change orders) will be effective, unless approved in writing in advance by Lender, as described below. Lender's approval will be required for changes in the Plans or the other Construction and Development Documents which are not Minor Change Orders.

(b)       Borrower will obtain, at its sole cost and expense, all approvals or consents from other Persons of any changes in the Plans or other Construction and Development Documents (including change orders) that are required by Law or under any other agreement with respect to the Land or Improvements (including the Project Covenant Documents and the Governmental Approvals). Borrower will deliver to Lender and the Inspecting Architect any documentation required by Lender pertaining to any such change. Lender will respond within ten (10) Business Days after receipt by Lender and the Inspecting Architect of all documentation necessary to evaluate a requested change (but failure to respond within such ten (10) Business Day period shall not constitute a deemed approval), and Lender will not approve any changes until Borrower has obtained all other approvals that Lender determines are required from other parties. If Lender determines that any change may increase the cost of completion of the Improvements in excess of the amount of any category as shown on the Development Budget ("Category"), Lender may demand that Borrower deposit additional funds sufficient to cover the increased costs as a condition to giving its approval, such funds to be held by Lender and disbursed in accordance with Article 6.

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(c)       At any time that Lender's consent or approval is required with respect to the Plans, any of the other Construction and Development Documents, construction of the Improvements and the cost thereof, or changes to any of the foregoing, Lender may, without obligation, rely conclusively on the opinion of the Inspecting Architect.

4.16       Payment and Performance Bonds. Prior to entering into the applicable contracts and subcontracts, Borrower will obtain and at all times during the course of construction until the work under contract or subcontract, as the case may be is completed, cause to be maintained payment and performance bonds with respect to each of the Engineer’s Agreement and all subcontracts with respect to the Project for plumbing, fire sprinklers, HVAC, electrical, roofing and stucco, in each case, in such amounts required by Lender. The bonds must be issued or reissued by a surety approved by Lender rated A+ by A.M. Best Company, Inc. and AA or higher by Standard & Poor's Corporation or Moody's Investors Services; provided, however, in lieu of the foregoing, Borrower may elect to obtain and cause to be maintained payment and performance bonds for the Contractor with respect to the General Construction Contract. All bonds must include dual obligee riders naming Lender and must be in form and substance satisfactory to Lender.

4.17       Subcontractors. Borrower will furnish to Lender (a) on or before the tenth (10th) day of each calendar month, a true and correct written schedule of all subcontracts related to the Project which are in effect as of the date such schedule is delivered to Lender, which schedule must include the names, addresses, telephone numbers and primary contracts of all subcontractors under said subcontracts, the aggregate dollar amounts of the work covered or to be covered by said subcontracts, a breakdown of the work covered or to be covered under each of said subcontracts, and any additional information that Lender may reasonably request from time to time in connection therewith, and (b) upon the request of Lender, true and correct copies of all executed Major Subcontracts. The work to be performed under any contract will include no work other than that for the Improvements. All Major Subcontracts must be in form and content reasonably acceptable to Lender. Lender or the Inspecting Architect may contact the Contractor or any subcontractor to verify any facts disclosed in the contracts.

4.18      Materials.

(a)       Borrower will store on the Land all materials, equipment, fixtures and articles of personal property purchased with Loan proceeds.

(b)       Borrower will furnish to Lender from time to time as reasonably required by Lender evidence that all fixtures and equipment necessary for the operation of the Improvements have been or will be obtained and in place on the Completion Date with respect to all of the Improvements.

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4.19        Repairs; Maintenance of Properties. Borrower must maintain and keep the Land and the Improvements and all properties and assets of Borrower in good working order and condition and make all necessary and proper repairs and replacements thereto.

4.20       Visitation; Inspection and Right to Stop Work.

(a)       Loan Parties will permit any of the officers or authorized employees or representatives of Lender to examine, make excerpts from and audit their respective books and records and discuss their respective business affairs, finances and accounts with its officers, all in such detail and at such times and as often as Lender may reasonably request, provided, that unless a Potential Default or a Default exists, Lender will provide the respective Loan Party with reasonable notice prior to any visit or inspection and a reasonable opportunity to participate in such visit or inspection, but so long as no Event of Default has occurred and no exigent circumstances exists, upon no less than two (2) Business Days’ notice. Loan Parties will furnish Lender with convenient facilities for such visitations, inspections and audits.

(b)       The officers or authorized employees and agents of Lender and the Inspecting Architect will have the right at any reasonable time to enter the Land and Improvements and inspect the construction work and all materials, plans, specifications and other matters relating to construction of the Improvements. Officers or authorized employees of Lender and the Inspecting Architect will also have the right to examine, copy and audit the books, records, accounting data and other documents of the Contractor relating to the construction of the Improvements and associated costs. Borrower will reimburse Lender for out-of-pocket third party costs and expenses incurred by them in connection therewith.

(c)       If Lender, in good faith, determines that any work or materials do not conform to the Plans or sound building practice or otherwise depart from any of the requirements of this Agreement, Lender may require the work to be stopped and may withhold Disbursements until the matter is corrected. Borrower will promptly correct any such nonconforming work or materials. No such action by Lender will affect Borrower's obligation to complete the Improvements on or before the Required Completion Date.

(d)       Lender has no duty to examine, supervise or inspect the Plans or the construction of the Improvements or to examine any books and records. Any inspection or examination by Lender, or the Inspecting Architect is for the sole purpose of protecting the security interests granted in favor of Lender and preserving its rights under this Agreement and the other Loan Documents. No default or breach of Borrower will be waived by any inspection by Lender or the Inspecting Architect, nor will any such inspection constitute a representation that there has been or will be compliance with the Plans or that the construction is free from defective materials or workmanship. Neither approval of the Plans nor any inspections or approvals of the construction of the Improvements or any other inspection constitutes a warranty or representation by Lender as to the adequacy or safety of construction or any physical condition or feature of the Project.

(e)       Upon the occurrence of an Event of Default, Lender has the right to require that construction of the Improvements be stopped.

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4.21       Notice of Lien Claims. Borrower will promptly notify Lender in writing of any material dispute with any supplier of labor or materials or any proceeding against Borrower, including without limitation proceedings to assert or enforce mechanic's, materialman's or other involuntary Liens. Lender reserves the right to withhold Disbursements until any such Lien or claim has been bonded or discharged.

4.22       Project Covenant Documents and Purchase Agreement.

Borrower will comply with its obligations under any applicable Project Covenant Documents or purchase agreement and will make all reasonable efforts to enforce the obligations of the other parties to any Project Covenant Documents or purchase agreement and Borrower will provide Lender with copies of any notices which Borrower may send or may be sent to Borrower pursuant to any Project Covenant Documents or purchase agreement promptly after the sending or receipt thereof by Borrower. Borrower will not terminate, amend or modify any Project Covenant Documents or the purchase agreement without the prior written consent of Lender.

4.23       Security Deposits. All security deposits delivered to Borrower under the Leases must be maintained by Borrower in accordance with applicable Law in an account with Lender, and those security deposits which are in the form of a letter of credit will be transferred and delivered to Lender and held by Lender pursuant to the Collateral Documents.

4.24       Use of Proceeds. Borrower will use the proceeds of the Loan only for the development and construction of the Improvements. Borrower will not use the proceeds of the Loan for any purposes which contravene applicable Law or any provision hereof.

4.25       Single Purpose Entity. Until the Obligations have been indefeasibly paid in full, Borrower's Organizational Documents must provide that Borrower's sole business purpose is the acquisition, ownership and operation of the real estate encumbered by the Mortgage. Borrower will at all times during the term of the Loan conduct its business affairs in compliance with its Organizational Documents.

4.26       Management of the Project. Borrower will manage the Project, including all marketing, leasing, collections, maintenance and servicing duties, in a competent and professional manner. Borrower will not enter into, modify, amend, terminate or cancel any management or leasing agreement for the Project or agreements with agents or brokers, without the prior written approval of Lender.

4.27       Loan Rebalancing/Deposit of Funds by Borrower. If Lender in good faith at any time and from time to time determines that (a) the amount of the undisbursed Loan proceeds will not be sufficient to pay in full all costs set forth on the Development Budget, or (b) any amount shown in any Category will not be sufficient to pay in full the items to which such amount is allocated, then Lender may make demand on Borrower to: (i) deposit with Lender within ten (10) Business Days funds equal to any such insufficiency, with such funds to be held in an account with Lender in which Lender has a security interest, and/or (ii) increase the amount of the Equity Contribution. Lender has no obligation to make further disbursements until the demanded funds have been deposited by Borrower with Lender. Whenever Lender has any such funds on deposit, such funds are additional security for the Loan, and all disbursements will be made by Lender first from those funds until they are exhausted.

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4.28       Financial Covenants. Until indefeasible payment in full of the Obligations, satisfaction of all of Borrower's other obligations hereunder and under the other Loan Documents, and termination of the Commitment, Borrower and Guarantors, as applicable, must comply at all times with the following covenants:

(a)          Borrower Financial Covenant.

Beginning with the calendar month ending January, 2023 [for informational 42 months following Closing] and through the remaining term of the Loan, Borrower shall maintain a Debt Service Coverage Ratio of not less than 1.15 to 1.00 (the “Project Debt Service Coverage Ratio Covenant”). Borrower shall deliver to Lender on such date a Certificate of Net Operating Income/Debt Service Coverage Ratio in the form of Exhibit 2.4(a)(i)D attached hereto. If Borrower fails to satisfy the Project Debt Service Coverage Ratio Covenant, Borrower shall cause all Excess Cash Flow from the Project to be deposited into a Cash Collateral Account at Lender.

In the event Borrower elects to have the Excess Cash Flow deposited into a Cash Collateral Account pursuant to the first paragraph of this Section 4.28(a), Borrower shall execute and deliver Lender’s standard pledge agreement in favor of Lender.  Borrower shall thereafter deposit the Excess Cash Flow into the Cash Collateral Account on the last Business Day of each calendar month by wire transfer.

(b)          Guarantor Financial Covenants. The following covenants are collectively referred to herein as the “Guarantor Financial Covenants”.

(i)           Courtelis Guarantors:

A.       Liquidity Covenant. The Courtelis Guarantors shall at all times maintain on an aggregate basis a minimum of Liquidity of $2,500,000.

B.       Net Worth. The Courtelis Guarantors shall at all times maintain on an aggregate basis a minimum Net Worth of $10,000,000.

(ii)          Collier Guarantor:

A.       Liquidity Covenant. The Collier Guarantor shall at all times maintain a minimum of Liquidity of $2,500,000.

B.       Net Worth. The Collier Guarantor shall at all times maintain a minimum Net Worth of $10,000,000.

(iii)         Kislak Guarantors:

A.       Liquidity Covenant. The Kislak Guarantor shall at all times maintain a minimum of Liquidity of $2,500,000.

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B.       Net Worth. The Kislak Guarantor shall at all times maintain a minimum Net Worth of $10,000,000.

(iv)        HMG Guarantor:

A.       Liquidity Covenant. The HMG Guarantor shall at all times maintain a minimum of Liquidity of $2,500,000.

B.       Net Worth. The HMG Guarantor shall at all times maintain a minimum Net Worth of $10,000,000.

(c)       Concurrently with the financial statements of Loan Parties furnished to Lender pursuant to Section 7.2, each Loan Party must provide a certificate, in the case of Borrower or any Guarantor other than an individual, signed by the Chief Executive Officer, President, Chief Financial Officer or Managing Member of such entity or in the case of an individual Guarantor, signed by such individual, in the form of Exhibit 4.28(A) in the case of the Borrower and Exhibit 4.28(B) in the case of the Guarantors.

4.29       Keepwell. Each Qualified ECP Loan Party, jointly and severally, hereby absolutely, unconditionally and irrevocably (a) guarantees the prompt payment and performance of all Swap Obligations owing by each Non-Qualifying Party (it being understood and agreed that this guarantee is a guaranty of payment and not of collection), and (b) undertakes to provide such funds or other support as may be needed from time to time by any Non-Qualifying Party to honor all of such Non Qualifying Party's obligations under this Agreement or any other Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party will only be liable under this Section 4.29 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 4.29, or otherwise under this Agreement or any other Loan Document, voidable under applicable Law, including applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Loan Party under this Section 4.29 will remain in full force and effect until payment in full of the Obligations and termination of this Agreement and the other Loan Documents. Each Qualified ECP Loan Party intends that this Section 4.29 constitute, and this Section 4.29 is deemed to constitute, a guarantee of the obligations of, and a "keepwell, support, or other agreement" for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

4.30       Anti-Money Laundering/International Trade Law Compliance. Each Covered Entity must comply with all Anti-Terrorism Laws. Borrower must promptly notify Lender in writing upon the occurrence of a Reportable Compliance Event.

4.31       Certificate of Beneficial Ownership and Other Additional Information. Borrower shall provide to Lender: (i) confirmation of the accuracy of the information set forth in the most recent Certificate of Beneficial Ownership provided to Lender; (ii) a new Certificate of Beneficial Ownership, in form and substance acceptable to Lender, when the individual(s) to be identified as a Beneficial Owner have changed; and (iii) such other information and documentation as may reasonably be requested by Lender from time to time for purposes of compliance by Lender with applicable laws (including without limitation the USA Patriot Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by Lender to comply therewith.

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4.32       Post-Closing Items.

The Borrower shall satisfy the Post-Closing Items (the "Post-Closing Items") identified on Schedule 4.31 attached hereto within the applicable time period specified on Schedule 4.31.

5.       NEGATIVE COVENANTS

Loan Parties hereby covenant and agree that until the Obligations have been indefeasibly paid in full and all other Obligations have been performed and discharged and the Commitment has terminated or expired, they must comply at all times with the following covenants which are expressly applicable to them:

5.1         Organizational Covenants.

(a)         No Loan Party will amend or modify in any material manner, or permit the material amendment or modification of any provision of the Organizational Documents of any Loan Party without the prior written consent of Lender. Notwithstanding the forgoing, this provision shall not apply to the HMG Guarantor to the extent HMG Guarantor’s stock is listed on the New York Stock Exchange or other nationally recognized stock exchange.

(b)         No Loan Party will cause or permit sales, pledges, encumbrances, conveyances, transfers or assignments of interests in such Loan Party (whether owned directly or through other entities) without the prior written consent of Lender; provided, however, the Loan Parties shall be permitted to make the following transfers (each, a “Transfer”):

(i) so long as there is not a change in control of the management and day to day control of the Borrower or the manager of Borrower, the membership interests of Borrower may be transferred among the members of Borrower or the manager of Borrower; provided, however, any one member of the Borrower may not own more than 49% of the Borrower and further provided that Guarantors shall remain members of the Borrower after giving effect to such Transfer; and

(ii) so long as there is not a change of control of the management of each of the Guarantors, the direct and indirect ownership interests in the Guarantors may be transferred without Lender’s consent in connection with the estate planning of such transferor to (1) an Immediate Family Member of such interest holder (or to partnerships or limited liability companies controlled solely by one or more of such family members) or (2) a trust established for the benefit of such Immediate Family Member. “Immediate Family Member” shall mean a sibling, family trust, parent, spouse, child (or step-child), grandchild or other lineal descent of the interest holder; and

(iii) up to 49% of the ownership interests of any Guarantor, whether direct or indirect, to unaffiliated third parties, so long as there is not a change in control of the management and day to day operations of any Guarantors, and if there is a transfer of more than 15% of such ownership interests, Lender has approved in advance of such transfer such “know your customer” and related compliance requirements in connection with such proposed transfer.

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Notwithstanding the foregoing, the above provisions do not apply to the HMG Guarantor to the extent HMG Guarantor’s stock is listed on the New York Stock Exchange or other nationally recognized stock exchange.

(c)         the publicly traded shares of the HMG Guarantor may be transferred provided such stock is listed on the New York Stock Exchange or other nationally recognized stock exchange; and

(d)         No Loan Party will dissolve, liquidate or wind up its affairs, or become a party to any merger or consolidation (unless in the event any Loan Party is a surviving entity), make or permit any change in its form of organization (except the HMG Guarantor which may make a change to its form of organization), including a division into two or more entities or, except for the HMG Guarantor and the Kislak Guarantor, acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person.

(e)         Borrower will not engage in any business other than the business conducted on the date of this Agreement and business contemplated by this Agreement, will conduct and operate its business substantially as conducted and operated during the fiscal year which includes the date of this Agreement, and will not permit any material change in such business.

5.2         Construction. Loan Parties will not permit Construction of the Improvements (a) to be abandoned for a period in excess of ten (10) consecutive Business Days, except that such period shall be tolled during the occurrence of any event constituting a Force Majeure Event, or (b) to progress such that the Inspecting Architect is of the opinion that Construction of the Improvements will not be complete on or before the Required Completion Date, except if such delay is due to a Force Majeure Event.

5.3         Transfer of Land and Improvements or Personalty. Borrower will not voluntarily or by operation of Law, directly or indirectly sell, convey, transfer, assign, pledge, encumber, or permit to be sold, conveyed, transferred, assigned, pledged or encumbered any nominal, beneficial or other interest in or to any part of the Land or the Improvements, or any part of any personalty located upon the Project or used or intended to be used in connection therewith, provided that Borrower may dispose of any worn-out personal property as long as the same is promptly replaced with personal property that is the functional equivalent of the replaced property within such time as could not impair the operation of the Project. Without the prior written consent of Lender, not to be unreasonably withheld or delayed, Borrower will not grant easements, rights-of-way or similar entitlements, nor will Borrower subject or submit the Land or the Improvements to any condominium regime, cooperative form of ownership, planned unit development scheme, property owners association or similar form of ownership structure or restriction. Lender will not be under any obligation to allege or show any impairment of the Collateral, and may pursue any legal or equitable remedies for default.

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5.4       Change in or Breach of Construction and Development Documents or Project Covenant Documents. Except for Minor Change Orders, Borrower will not amend or modify any provisions of the Plans, Construction and Development Documents or the Project Covenant Documents without providing prior written notice, along with copies of such amendments or modifications, to Lender and obtaining the prior consent required by Section 4.15. Borrower will not commit or permit any act which could give rise to a breach of any term, covenant or condition to be performed under the Construction and Development Documents or the Project Covenant Documents or any other contract to which Borrower is a party or by which it is bound.

5.5       Leasing of Premises. Borrower will not, without the prior written approval of Lender enter into, amend, modify or extend any Lease other than Leases entered into between Borrower and residential tenants pursuant to Borrower's standard lease form. Borrower will not, without the prior written approval of Lender, terminate any Lease, excluding residential Leases.

5.6       Liens. Except for the Permitted Encumbrances, Borrower will not at any time (a) create, incur, assume or suffer to exist or be created, or permit any pledge of, or any deed of trust, mortgage, Lien (including any Lien or other encumbrance authorized by Environmental Laws), charge, security interest or encumbrance of any nature with respect to the Land or the Improvements, (b) assign, pledge or in any way transfer or encumber its rights to receive income from the Land or the Improvements or any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree to become liable to do so, or (c) purchase, use, or allow the use of, any materials, furnishings, fixtures or equipment intended to become a part of the Improvements or otherwise included in the Plans which are under or subject to any lease or similar agreement whereby title, a Lien, a security interest, or the right to removal or repossession is reserved to or created in any other party, or which have been purchased upon a conditional bill of sale or to which Borrower does not have absolute and unencumbered fee title, unless previously authorized by Lender in writing; provided that with respect to mechanic’s, materialman’s or other involuntary Liens, Borrower shall be permitted to bond or otherwise cause the same to be removed within thirty (30) days following the date any such Lien(s) was filed or recorded.

5.7       Value of Collateral. Borrower will not take any action which could result in any material impairment of the value of any Collateral.

5.8       Disposition of Rents. Borrower will not consent to or permit or enter into any sale, conveyance, pledge, mortgage, hypothecation or other disposition of any rents, income, issues, profits or other funds arising from or in connection with the Land and/or the Improvements, except as may be permitted by any Loan Document.

5.9       Indebtedness. Borrower will not, at any time create, incur, assume or suffer to exist any Indebtedness, except Indebtedness under the Loan Documents.

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5.10     Dividends and Related Distributions.

(a)       Prior to the Mini Perm Loan Period Commencement Date, (i) Borrower will not make or pay, or agree to become or remain liable to make or pay, any dividend, distribution, return or similar payment on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests or on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests including, without limitation, dividends, returns, distributions or payments (1) of cash, property, securities or otherwise (2) of internally-generated capital, or (3) that would result in the Loan being classified as HVCRE, and (ii) all capital internally generated by the Project shall either be (1) deposited and held by the Borrower in its operating account, (2) used by Borrower for completion costs related to the Project and shown on the Project Budget, or (3) used by Borrower to pay ordinary and customary costs and expenses of ownership, maintenance, development, operation and marketing of the Project, other than the payment of dividends or distributions prohibited by subsection (i) of this paragraph.

(b)       Following the Mini Perm Loan Period Commencement Date, Borrower may not make or pay, nor agree to become or remain liable to make or pay, any dividends, distributions, returns or similar payments prohibited by Section 5.10 (a) until the earlier of (i) the Mini Perm Loan Extension Period Commencement Date or (ii) the date the Distribution Conditions are satisfied, as determined by Lender.

5.11       Employee Benefit Plan. No Loan Party will: (a) become an Employee Benefit Plan; (b) become a member of any ERISA Group; (c) establish or maintain any Employee Benefit Plan or contribute to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or multiple employer plan within the meaning of Section 413(c) of the Internal Revenue Code, and will not be required to establish, maintain or contribute to any of the foregoing; (d) become a party in interest within the meaning of Section 3(14) of ERISA with respect to any Employee Benefit Plan; or (e) permit the assets of Borrower to become "plan assets" of any Employee Benefit Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code within the meaning of Section 3(42) of ERISA and Section 2510.3-101 of Title 29 of the Code of Federal Regulations.

5.12       Anti-Money Laundering/International Trade Law Compliance. No Covered Entity will become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use Loan proceeds to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Obligations will not be derived from any unlawful activity.

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6.       CLOSING AND DISBURSEMENT MATTERS

6.1       Procedures.

(a)       All Disbursements will be made by Lender, in accordance with the terms and conditions hereof. Lender will make one (1) Disbursement per month based upon percentage of completion of construction and pursuant to Borrower's Disbursement Request in the form attached hereto as Exhibit 6.1, if approved by Lender. Upon receipt of a Disbursement Request, Lender will cause an inspection to be made by the Inspecting Architect (if said inspection has not already been scheduled or completed prior to Lender's receipt of the Disbursement Request) of the progress of construction. If Lender determines that all conditions to such Disbursement have been fulfilled, then Lender will approve such Disbursement Request and will make the Disbursement in the manner specified in subsection (b) of this Section 6.1.

(b)       Subject to subsection (d) below, all Disbursements will be made, at Lender’s option, to the Title Insurance Company pursuant to the Construction Loan Services Agreement or into the Project Account of Borrower maintained with Lender, or advanced directly (or jointly with Borrower, as Lender may elect) to such party or parties as have actually supplied labor, material or services in connection with the construction of the Improvements or advanced to a title company or other escrow agent acceptable to Lender for disbursement to such third parties. Borrower will pay Lender’s standard charges for account maintenance and wiring of funds promptly upon being billed therefor. All Loan proceeds will be considered to have been advanced to and received by Borrower, and interest on the Loan proceeds will be payable by Borrower, from and after the deposit or advance of the Loan proceeds or any charge against Loan proceeds as provided in subsection (d) below.

(c)          As a condition precedent to each Disbursement, Borrower will furnish or cause to be furnished to Lender the following documents with each Disbursement Request, in form and substance satisfactory to Lender:

(i)       the form of Borrower's Disbursement Request, together with an itemized disbursement request summary. Without limiting the foregoing, Borrower will submit copies of the signed and notarized AIA Forms G702/703 for the Contractor included in such Disbursement Request. Invoices submitted with any Disbursement Request except the first Disbursement Request must not be dated prior to the date that is ninety (90) days preceding the date of the Disbursement Request;

(ii)      payment receipts and lien releases, in form and substance satisfactory to Lender, from the Contractor and all subcontractors covering all prior Disbursements;

(iii)     lien releases in form and substance satisfactory to Lender, from the Contractor and all subcontractors covering the current requested Disbursement (subject to such conditions as Lender may deem acceptable in its sole discretion).

(iv)     copies of any change orders, whether proposed or executed, which have not been previously furnished to Lender and the pending change order log maintained by the Contractor;

(v)      copies of Major Subcontracts not previously furnished;

(vi)     such other documentation as may be required by the title insurer to issue a Date Down Endorsement covering the amount of the requested Disbursement;

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(vii)       if any significant dispute arises between or among Borrower, Contractor, any subcontractor, any material supplier or any other party to a material contract, a written summary of the nature of such dispute, and if required by Lender, a bond or other form of security determined by Lender to be sufficient to protect the interests of Lender; and

(viii)      such other information that Lender may require to verify information contained in the Disbursement Request.

(d)       Notwithstanding the provisions of subsection (c) above, Lender may elect in its sole discretion, to use the Loan proceeds to pay, as and when due, any Loan fees owing to Lender, interest on the Loan, reasonable fees and disbursements of the Inspecting Architect and Lender's attorneys which are payable by Borrower as provided in the Loan Documents and such other sums as may be owing from time to time by Borrower to Lender with respect to the Loan or the transactions contemplated by the Loan Documents. Such payments may be made by recording a funding under the Loan in the amount of such payments.

(e)       All Disbursements are evidenced by the Note and secured by the Collateral Documents.

6.2         Disbursement Amounts.

(a)       The aggregate amount of all Disbursements is limited to the maximum amount of the Loan. The amount of the Loan for any Category is limited to the amount shown in the Development Budget for such Category, after adjustment for the expenditure of the Equity Contribution as shown on the Development Budget, taking into account any reallocation authorized by Lender pursuant to Section 6.3. Prior to Disbursement of any Loan proceeds, Borrower will have expended, for costs approved by Lender, sums at least equal to the Equity Contribution.

(b)       Lender will make Disbursements to defray actual and reasonable costs approved by Lender and shown on the Development Budget for (i) labor performed on the Improvements and equipment and materials incorporated into the Improvements; (ii) materials suitably stored on the Land, if approved by the Lender in its sole and absolute discretion and (iii) materials stored off site, provided the requirements set forth on Exhibit 6.2 are satisfied. The undisbursed balance of the Loan and the sums delivered and held by Lender pursuant to Section 4.27 may not at any time be less than the aggregate of (1) the amount reasonably estimated by Lender to complete the construction, development and financing of the Improvements, and (2) the Retainage.

(c)       Disbursements for the Development Fee payable to the Developer must not exceed the amount set forth in the Development Budget for each such item and will be disbursed by Lender based upon percentage of completion of the Project.

(d)       Disbursements for the “general conditions” payable to the Contractor must not exceed the amount set forth in the Development Budget for each such item and will be disbursed by Lender based upon percentage of completion of the Project.

(e)       Intentionally Omitted.

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(f)       To the extent that a permit issued by an Official Body or a Governmental Approval is necessary to construct any portion of the Improvements for which Loan proceeds are being requested, the amounts allocated to the "hard cost" categories of the Development Budget applicable to such work will not be available for disbursement until the permit or Governmental Approval pertaining to such work has been validly issued, is in full force and effect and has been delivered to Lender and Inspecting Architect.

(g)       Subject to the terms of this Agreement, the amounts allocated to the "Contingency" category of the Development Budget are not subject to disbursement or reallocation without the prior written consent of Lender.

(h)       The amounts allocated to "Interest Reserve" category of the Development Budget are not subject to reallocation without the prior written consent of the Lender. Disbursements against the “Interest Reserve” shall be limited to actual interest expense of Borrower incurred less any cash flow from the Project until breakeven interest coverage is achieved.

Notwithstanding the foregoing, Lender is not obligated to make Disbursements after the Completion Date unless all of the conditions contained in Sections 6.4, 6.5 and 6.6 continue to be satisfied; provided, however, that in no event will Lender be obligated to make any Disbursement after the earlier of the Mini Perm Loan Commencement Date, if applicable, or the Expiration Date.

6.3        Cost Information. If Borrower becomes aware of any change in the approved costs set forth in the Development Budget which could increase, change, or cause a reallocation of the costs as shown on the Development Budget, Borrower will immediately notify Lender in writing and promptly submit a proposed revised Development Budget to Lender. Lender has no obligation to make further Disbursements unless and until the revised Development Budget is approved in writing by Lender.

6.4         Closing. Lender is not obligated to close the Loan until Borrower, at its sole cost and expense, has fulfilled all terms, provisions and conditions of this Agreement applicable thereto, including the delivery and approval of the items referred to on Exhibit 6.4(A) and satisfaction of the following conditions, all in a manner satisfactory to Lender:

(a)       no portion of the Improvements have been damaged by fire or other casualty, and no condemnation or taking of the Land or the Improvements or any material portion thereof may be pending or threatened;

(b)       Lender has received all duly executed Loan Documents on or before the Closing Date; and the Collateral Documents and other documents to be placed of record will have been duly recorded and filed in all appropriate offices;

(c)       the security interest in all property described in the Collateral Documents has been duly perfected and is a valid and enforceable first lien;

(d)       the Closing Fee and any other applicable fees have been paid to Lender on or before the Closing Date;

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(e)       all Governmental Approvals (other than those not obtainable until a later stage of construction) and all approvals under any Project Covenant Document are in full force and effect, and no notices of violation or revocation with respect thereto have been received which have not been cured to the satisfaction of the applicable Official Body, in the sole determination of Lender;

(f)       Lender has received, at Borrower's expense, the Title Insurance Policy;

(g)       Lender has received (i) evidence that the insurance coverage that Borrower is required to maintain under this Agreement is in full force and effect, with additional insured, mortgagee and lender loss payable special endorsements attached thereto in form and substance satisfactory to Lender and its counsel and naming Lender as additional insured, mortgagee and lender loss payee; and (ii) evidence that Loan Parties have taken all actions required under the Flood Laws and/or requested by Lender to assist in ensuring that Lender is in compliance with the Flood Laws applicable to the Collateral, including without limitation providing Lender with the address and/or GPS coordinates of the Improvements and each other structure on the Land, and, to the extent required, obtaining flood insurance for such property, structures and contents prior to such assets becoming Collateral;

(h)       no Event of Default or Potential Default exists under any Loan Document;

(i)       [Intentionally Omitted];

(j)       [Intentionally Omitted];

(k)       no Material Adverse Effect has occurred;

(l)       the representations and warranties of Borrower contained in Article 8 are true and accurate on and as of the date of any requested Disbursement with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties will be true and correct on and as of the specific dates or times referred to therein), and Borrower has performed and complied with all covenants and conditions hereof; and

(m)       Lender has received, in form and substance acceptable to Lender, an executed Certificate of Beneficial Ownership and such other documentation and other information requested in connection with applicable "know your customer" and anti-money laundering rules and regulations, including the USA Patriot Act.

6.5        Initial and Subsequent Construction Disbursements. After the closing of the Loan, Lender will make Disbursements (the first of any such Disbursements is the "Initial Construction Disbursement" and any subsequent disbursements are each a "Subsequent Disbursement"), including the Retainage Disbursements referred to in Section 6.6, only when Borrower, at its sole cost and expense, has fulfilled all terms, conditions and provisions of this Agreement applicable thereto, including, without limitation the delivery and approval of the items referred to on Exhibit 6.5(A), and satisfaction of the following conditions, all in a manner satisfactory to Lender.

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(a)          the conditions of Section 6.4 continue to be met;

(b)         [Intentionally Omitted.]

(c)         Lender has received effective lien waivers and releases (conditioned solely upon payment of amounts included in the Initial Construction Disbursement or included in the Disbursement Request, as applicable) and their corresponding AIA Forms G702/703 from the Developer, Contractor, and all subcontractors, suppliers and other Persons having a right to file a mechanic's or materialman's Lien, notice of unpaid balance, construction lien or any similar instrument against the Land and Improvements with respect to the work completed through a date no earlier than thirty (30) days prior to the date of the Initial Construction Disbursement or Subsequent Disbursement, as applicable, together with any other information required by Lender from time to time;

(d)         Lender has received a report satisfactory to Lender from the Inspecting Architect concerning its review of the Initial Construction Disbursement, or Subsequent Disbursement, as applicable, the Improvements, the Plans, the Construction Contract, the Development Budget, the Governmental Approvals and the construction schedule;

(e)         within forty-five (45) days after the actual location of the foundation for the Improvements, the survey to be supplied in connection with the closing of the Loan will be updated to a current date and will show the location of the Improvements and the absence of any encroachment of the Improvements over any building, zoning, right-of-way or property boundary lines and will be otherwise satisfactory to Lender;

(f)         Lender has received, at Borrower's expense, a Date Down Endorsement;

(g)        Lender has received evidence of the expenditure of any Equity Contribution required to be funded; and

(h)        All other Post-Closing Items required by Schedule 4.32 to be satisfied by the date of such Disbursement shall have been satisfied and, to the extent not satisfied by such date required, Lender shall have no obligation to make any further Disbursements of Loan proceeds.

6.6        Retainage Disbursements.

(a)         The amount of each Disbursement will be subject to Retainage in accordance with the provisions of the General Construction Contract, which Retainage will be ten percent (10%) of costs incurred under the General Construction Contract.

(b)         Lender will authorize the release of the Retainage only upon the satisfaction of the following conditions in a manner satisfactory to Lender, together with any other reasonable requirements, conditions, documentation and determinations of the Inspecting Architect:

(i)       all conditions of Sections 6.4 and 6.5 continue to be met;

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(ii)       Lender has received a certificate of the Architect and Contractor to the effect, inter alia, that the Improvements have been completed in accordance with the Plans, all Laws and all Governmental Approvals, and the matters in such certificate have been verified by the Inspecting Architect;

(iii)      the Certificate of Occupancy has been duly issued, and Lender has received a copy thereof;

(iv)      Lender has received a Date Down Endorsement insuring the priority of the lien of the Mortgage in the full amount of the Loan and otherwise insuring that no encroachments exist over any building, zoning, right of way or property boundary lines;

(v)       Lender and the title company issuing the Title Insurance Policy have received an as-built ALTA survey, showing the location of all applicable Improvements, easements, rights-of-way and other matters affecting the Land, certified to each and dated within sixty (60) days of delivery to Lender and such title company;

(vi)      Lender has received effective lien releases and waivers (conditioned solely upon payment of Retainage amounts, provided that effective final lien releases and waivers will be delivered within thirty (30) days thereafter), and their corresponding forms G702/703, from the Contractor, and all subcontractors, suppliers and other Persons having a right to file a mechanic's or materialman's Lien, notice of unpaid balance, construction lien or any similar instrument against the Land and Improvements with respect to the work performed in connection with the construction and equipping of the Improvements, together with any other information required by Lender from time to time;

(vii)     Lender has received tax receipts evidencing the payment of the current year's real estate taxes and assessments to the extent such taxes and assessments are then due and payable;

(viii)    Lender has received evidence satisfactory to Lender that the All Risk coverage insurance policy with respect to the Improvements is in full force and effect;

(ix)       Lender has received the written consent, if required, of the surety which issued the payment and performance bonds required hereunder;

(x)        Lender has received the written consent of any and all third parties, including parties to any Project Covenant Documents, as may be reasonably required by Lender;

(xi)       Lender has received a letter from Borrower whereby Borrower represents and warrants that Borrower has inspected the applicable Improvements and, to its knowledge, the Improvements have been completed in accordance with the applicable Plans; and

(xii)      if requested by Lender, Lender has received a detailed inventory certified by an Authorized Officer of Borrower, showing make, model, valuation and location of all fixtures and equipment (except fixtures and equipment of tenants) used in the operation or maintenance of any part of the Improvements.

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(c) Notwithstanding the terms, conditions and provisions of subsections 6.6(a) and (b) above to the contrary, the Lender shall release any Retainage, to the extent under the General Construction Contract Retainage is required to be released to the applicable subcontractor, upon the final completion by a subcontractor of said subcontractor's portion of the Project, all as determined by the Inspecting Architect and as evidenced and certified by said subcontractor in a payment receipt/lien release, in a form satisfactory to the Lender.

6.7         Additional Security. As additional security for the Obligations, Borrower irrevocably assigns and grants to Lender a security interest in (a) all Loan proceeds now or hereafter held by Lender or any other financial institution, whether or not disbursed; (b) all funds now or hereafter deposited by Borrower with Lender under this Agreement, any of the other Loan Documents or for any other reason in connection with the Project, including amounts held in the Project Account, (c) all Governmental Approvals to the extent permitted by Law or by the terms thereof, and (d) all reserves, deferred payments, deposits, refunds, escrows, cost savings and payments of any kind relating to the construction of the Improvements. If an Event of Default exists, Lender, in addition to any other rights and remedies it may have under the Loan Documents or at Law or in equity, may use any of the property referred to above for any purpose, including without limitation the construction or financing of the Improvements or payment of the Obligations. Further, Borrower hereby assigns to Lender all of Borrower's rights under the Construction and Development Documents, subject to the terms thereof, which rights Lender may exercise if an Event of Default exists. Such assignment is made for collateral purposes only and imposes no obligations upon Lender.

7.       REPORTING REQUIREMENTS

7.1        Appraisals, and Title Reports.

(a)       Appraisal. In addition to the Appraisal required prior to the Closing Date as set forth on Exhibit 6.4(A) attached hereto, and until the Obligations are repaid in full, Lender has the right at any time and from time to time to obtain an Appraisal with respect to the Project. Not more than once each calendar year any such Appraisal will be at the sole cost and expense of Borrower; provided however, if an Event of Default exists, Lender has the right to obtain any number of such Appraisals as it may require at the sole cost and expense of Borrower.

(b)       Title Reports. In addition to the Date Down Endorsements required under Section 6 of this Agreement, Lender may request, at the sole cost and expense of Borrower, and Borrower will deliver within fifteen (15) days of such request, an updated title report on the Project, prepared and issued by the same title insurance company that delivered to Lender the Title Insurance Policy. If an Event of Default exists, Borrower will furnish such title reports, endorsements or policies as Lender requires. If Borrower fails to deliver the title updates, reports, endorsements or policies required pursuant to this subsection 7.1(b), Lender may obtain such item(s), and Borrower hereby indemnifies Lender for any and all costs incurred.

7.2          Financial Reports. Until the Obligations are repaid in full, Loan Parties must furnish or cause to be furnished the financial reports and information listed on and within the time frame specified on Exhibit 7.2.

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8.       REPRESENTATIONS AND WARRANTIES

The Borrower and/or each Loan Party hereby represents and warrants to Lender, as applicable to such Loan Party (each Loan Party’s representations and warranties being only as to such Loan Party itself and not as to any other Loan Party or as to any other matter), as follows, and with each Disbursement Request such warranties and representations made by the Borrower must be recertified to Lender as true and correct:

8.1        Due Formation, Capacity.

(a)       Borrower is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of its jurisdiction of organization, and has full power and authority to own or lease and operate properties, and to engage in the business it presently conducts and proposes to conduct. Borrower is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary. Borrower will not reorganize in another state.

(b)       Each Guarantor is a corporation, limited liability company or trust, as the case may be, duly organized, validly existing and in good standing under the Laws of the state of its jurisdiction of organization, and has full power and authority to own or lease and operate properties, and to engage in the business it presently conducts and proposes to conduct. Guarantor is duly licensed or qualified and in good standing in each jurisdiction where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary. Guarantor will not reorganize in another state.

8.2        Power and Authority. Each Loan Party has full power and authority to enter into, execute, deliver and carry out this Agreement, the other Loan Documents and the Construction and Development Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents, to own and operate the Project as a multi-family apartment project to perform its obligations hereunder and thereunder, and all such actions have been duly authorized by all necessary proceedings on its part. Each person executing any Loan Document on behalf of any Loan Party has been duly authorized to act on behalf of such Loan Party by all necessary proceedings.

8.3        Validity and Binding Effect. This Agreement, the other Loan Documents and the Construction and Development Documents have been duly executed and delivered by Loan Parties to the extent they are parties thereto. This Agreement, the other Loan Documents and the Construction and Development Documents constitute legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after delivery thereof by such Loan Party, enforceable against such Loan Party in accordance with their respective terms.

8.4        No Conflict. Neither the execution and delivery of this Agreement, the other Loan Documents or the Construction and Development Documents, by any Loan Party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof, will (a) conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Organizational Documents of a Loan Party, (ii) any Governmental Approval, any applicable Law, any Project Covenant Documents, or (iii) any material agreement, instrument, order, writ, judgment, injunction or decree to which any Loan Party is a party or by which any Loan Party is bound or to which it is subject, or (b) result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (except Liens granted under the Loan Documents).

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8.5         Material Contracts. All material contracts, including any Project Covenant Documents, to which Borrower is a party, are valid, binding and enforceable against Borrower and each other party thereto in accordance with such contract's respective terms, and there is no default thereunder with respect to Borrower, or to Borrower's knowledge with respect to other parties.

8.6         No Potential Default or Event of Default; Compliance with Instruments. No event or condition exists or will exist after giving effect to the closing of the Loan, Initial Construction Disbursement or Subsequent Disbursements which constitutes an Event of Default or Potential Default. No Loan Party is in violation of (a) any term of its Organizational Documents or (b) any material agreement or instrument to which it is a party or by which it or its properties may be subject or bound.

8.7         No Litigation or Investigations. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party at Law or in equity before any Official Body which individually or in the aggregate could question the capacity, ability or authority of any Loan Party to execute, deliver and perform the Loan Documents or Construction and Development Documents to which it is a party, or if adversely determined could result in any Material Adverse Effect. None of the Affiliates of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which could result in any Material Adverse Effect.

8.8        Financial Statements and Other Information.

(a)       Loan Parties have delivered to Lender copies of their respective fiscal year-end (or calendar year-end, as applicable) financial statements (hereinafter collectively referred to as the "Annual Statements"). In addition, Loan Parties have delivered to Lender copies of their respective interim financial statements for the fiscal year (or calendar year, as applicable) to date and as of the end of their respective most recent fiscal quarter (or calendar quarter, as applicable) (hereinafter collectively referred to as the "Interim Statements" and hereinafter the Annual Statements and the Interim Statements as well as all other financial reports and information delivered to Lender in connection with the Loan will be collectively referred to as the "Historical Statements"). The Historical Statements are correct, accurate and complete in all respects and fairly present the financial condition of Loan Parties as of their dates and the results of operations for the fiscal periods (or calendar periods, as applicable) then ended, subject (in the case of the Interim Statements) to normal year-end audit adjustments. All other financial data and information given to Lender by or with respect to Loan Parties fairly represents the financial condition of the Loan Parties and is accurate, correct and complete in all respects. Loan Parties do not have any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of Loan Parties which could result in a Material Adverse Effect. Since the date of the most recent Historical Statement, no Material Adverse Effect has occurred.

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(b)       Borrower has delivered to Lender financial projections, all of which have been derived from various assumptions of Borrower's management, which financial projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of Borrower's management. Such financial projections accurately reflect the liabilities of Borrower upon consummation of the transactions contemplated hereby as of the Closing Date.

(c)       To Borrower's knowledge, all surveys, plot plans and similar documents heretofore furnished by Borrower to Lender with respect to the Improvements are accurate and complete in all material respects as of their respective dates.

(d)       All other information given to Lender by any Loan Party is accurate, correct and complete in all material respects.

8.9         Title Aspects. Borrower has good and marketable fee simple title to the Land, subject only to Permitted Encumbrances. Borrower has been granted all easements appropriate for the construction of the Improvements, and any mortgage liens now or hereafter affecting any land burdened by such easements are subordinate to such easements. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

8.10       Zoning, Governmental Approvals, Consents and Financing Statements. The Borrower represents and warrants that the development, construction, use and occupancy of the Improvements in accordance with the Plans will conform to all applicable Laws, Governmental Approvals, the Project Covenant Document and all other covenants, conditions and restrictions contained in any deed, lease or other instrument or agreement covering or affecting all or any portion of the Project. The Borrower represents and warrants that all Governmental Approvals have been obtained and are valid and in full force and effect, except to the extent the same are of a nature so as not to be obtainable until a later stage of construction or until Completion of Construction, as listed on Schedule 8.10. The Borrower represents and warrants that all consents, approvals, exemptions, orders or authorization of, or registration or filing with, any Official Body or any other Person required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement, the other Loan Documents or the Construction and Development Documents the Borrower, have been obtained or made on or prior to the Closing Date except for (a) the filing of financing statements, the Mortgage and the Assignment of Leases and Rents in the applicable state and county filing offices; and (b) as may be listed on Schedule 8.10. Borrower hereby authorizes Lender to file all financing statements, together with any amendments or modifications thereof which Lender deems necessary or desirable to perfect, under the applicable Uniform Commercial Code, the security interest in the collateral described in the Mortgage, the other Loan Documents and this Agreement.

8.11       Plans. The Borrower represents and warrants that the Plans are accurate, true and correct, are satisfactory to Borrower and have been approved by each Official Body having jurisdiction over the Land and/or the Improvements and any others whose approval of the Plans, in whole or in part, may be called for by applicable undertakings of Borrower or by an applicable Law, rule, regulation or the like.

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8.12       Utilities; Public Improvements. The Borrower represents and warrants that all utility and municipal services necessary for the construction, completion, use and occupancy of the Improvements are available to the Land and have sufficient capacity to operate the Improvements for their intended purposes, including water supply, storm and sanitary sewer facilities, gas, electricity and telephone facilities. All impact, connection or other requisite fees for such services have been paid or are included in the Development Budget. All streets and easements necessary for the completion and operation of the Improvements for their intended purpose are available to the boundaries of the Land. All easements, streets, utilities and public improvements to be owned or maintained by any governmental or public body or authority have been completed, inspected and accepted by such parties or, if not, have been included in the Development Budget and will be completed, inspected and accepted by such parties on or before the Completion Date.

8.13       Security Interests. The liens and security interests granted or to be granted to Lender pursuant to this Agreement and the other Loan Documents constitute and will continue to constitute valid perfected Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction or other applicable Law, entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or any other Law. Upon the filing of the applicable Loan Documents and financing statements relating to said liens and security interests in each office and in each jurisdiction where required in order to establish the liens and perfect the security interests described above, all such action as is necessary or advisable to establish said liens and perfect said security interests will have been taken and there will be no necessity for any further action in order to preserve, protect and continue such rights, except the filing of continuation statements with respect to any such financing statements within six (6) months prior to each five (5) year anniversary of the filing of such financing statements. All filing fees and other expenses in connection with each such action have been or will be paid by Borrower, and the collateral secured by such Loan Documents is subject to no other Liens or encumbrances except for Permitted Encumbrances.

8.14       Liens. The Liens granted to Lender pursuant to the Mortgage and the Assignment of Leases and Rents will, upon proper recording, constitute a valid perfected first-priority Lien under applicable Law, on the Land, the Improvements and any other property, in whatever form, whether real, personal or otherwise, secured by the Mortgage and the Assignment of Leases and Rents. The Collateral is not subject to any Liens or encumbrances except for the Permitted Encumbrances. All action as is necessary or advisable to establish such Liens and their priority, including recordation of the Mortgage and the Assignment of Leases and Rents in the appropriate offices, will be taken promptly following the Closing Date, and upon execution, delivery and recordation of the Mortgage and the Assignment of Leases and Rents, there will be no necessity for any further action in order to protect, preserve and continue such Lien and such priority.

8.15       Compliance with Laws. Each Loan Party is in compliance with all applicable Laws in all jurisdictions in which such Loan Party is presently or will be doing business.

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8.16       Construction and Development Documents and Project Covenant Documents. Lender and the Inspecting Architect have been furnished copies of all Construction and Development Documents and Project Covenant Documents. The Construction and Development Documents and Project Covenant Documents constitute all agreements executed by or for the benefit of Borrower in connection with the Project. The Construction and Development Documents and Project Covenant Documents cover all work and services necessary or desirable for the design of the Project, including all work and services necessary for the Improvements to be completed in accordance with all Governmental Approvals and any and all requirements of applicable Law. No work or construction of any kind is to be performed pursuant to the Construction and Development Documents or Project Covenant Documents on any property owned by others or within any easement or right-of-way.

8.17       Development Budget. The Development Budget attached as Schedule 8.17 is true, correct and complete, shows all sources and uses of funds and provides for all costs and expenses to be incurred in connection with the acquisition and development of the Land, the construction and equipping of the Improvements, all financing fees and interest expenses on the Loan through the Expiration Date (without any extensions), and all other items of cost and expense to be incurred in connection with the design and construction of the Improvements, the leasing of the Improvements and the closing of the Loan, including without limitation all costs and expenses to be incurred pursuant to the Construction and Development Documents and Project Covenant Documents.

8.18       Insurance and Bonds. The properties of Borrower are insured pursuant to Insurance Policies and other bonds which are valid and in full force and effect and which provide adequate coverage from insurers acceptable to Lender in amounts sufficient to insure the assets and risks of Borrower in accordance with prudent business practice. Borrower has taken all actions required under the Flood Laws and/or requested by Lender to assist in ensuring that Lender is in compliance with the Flood Laws applicable to the Collateral, including without limitation by providing Lender with the address and/or GPS coordinates of the Improvements and any other structure located on the Land, and, to the extent required by Lender or applicable Law, obtaining flood insurance for such Improvements, property, structures and contents prior to such assets becoming Collateral. No notice has been given or claim made and no grounds exist to cancel or void any of such Insurance Policies or bonds or to reduce the coverage provided thereby.

8.19       Solvency. All Loan Parties are Solvent as of the Closing Date and will be Solvent after giving effect to the transactions contemplated by the Loan Documents, including all Indebtedness incurred thereby, the security interests granted therein and the payment of all fees, costs, expenses and the like related thereto.

8.20       Employee Benefit Plans. No Loan Party (a) is or will become an Employee Benefit Plan or a member of any ERISA Group; (b) is or will be required to establish or maintain any Employee Benefit Plan or contribute to any multiemployer plan within the meaning of Section 4001(a)(3) of ERISA or any multiple employer plan within the meaning of Section 413(c) of the Internal Revenue Code; or (c) is or will become a party in interest within the meaning of Section 3(14) of ERISA with respect to any Employee Benefit Plan. No assets of any Loan Party are "plan assets" of any Employee Benefit Plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code within the meaning of Section 3(42) of ERISA and Section 2510.3-101 of Title 29 of the Code of Federal Regulations.

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8.21       Use of Proceeds; Margin Stock. No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.

8.22       Full Disclosure. No Loan Document, Construction and Development Document, Project Covenant Document, or certificate, statement, agreement or other document furnished by any Loan Party to Lender in connection with the Loan contains any untrue statement, or is misleading due to such Loan Party's omission of a material fact. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of any Loan Party which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to Lender prior to or on the date hereof in connection with the Loan.

8.23       Impositions. Borrower has timely filed returns for Impositions applicable to it, and payment has been made (or adequate provision for the payment thereof has been made) for all Impositions which have or may become due pursuant to said returns or to assessments received, prior to the date upon which any penalty or fine may be imposed, except to the extent that such Impositions are being contested in good faith by appropriate proceedings diligently conducted, and for which such reserves or other appropriate provisions have been made.

8.24       Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules become outdated or incorrect in any material respect, Borrower will promptly provide Lender in writing such revisions or updates as may be necessary or appropriate to update or correct such Schedules; provided that no Schedule will be deemed to have been amended or superseded by any such correction or update, nor will any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until Lender, in its sole and absolute discretion, has accepted in writing such revisions or updates, provided further, subject to Section 6.3, Lender may in its discretion accept changes and updates to the Development Budget. Without limiting the foregoing, upon request of Lender with respect to any Schedule, Borrower will promptly provide Lender a written statement certifying that the information or disclosures on such Schedule remain current and correct in all material respects.

8.25       Investment Companies; Regulated Entities. No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and will not become such an "investment company" or under such "control." No Loan Party is subject to any other federal, local or state statute, rule or regulation limiting said Loan Party's ability to incur Indebtedness for borrowed money.

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8.26        Anti-Money Laundering/International Trade Law Compliance. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

8.27        Certificate of Beneficial Ownership. The Certificate of Beneficial Ownership executed and delivered to Lender for Borrower on or prior to the date of this Agreement, as updated from time to time in accordance with this Agreement, is accurate, complete and correct as of the date hereof and as of the date any such update is delivered. Borrower acknowledges and agrees that the Certificate of Beneficial Ownership is one of the Loan Documents.

9.          [INTENTIONALLY OMITTED]

10.         DEFAULTS AND REMEDIES

10.1        Events of Default. The following are Events of Default under this Agreement (regardless of the reason therefor and whether voluntary, involuntary or effected by operation of Law):

(a)          Borrower fails to make any principal payment due under the Loan, fails to make any of the deposits to the Project Account or other deposits required under this Agreement or fails to pay any interest on the Loan or any other scheduled payment owing hereunder or under the other Loan Documents after such principal, Project Account or other deposit, interest or other scheduled payment becomes due and payable in accordance with the terms of this Agreement or the applicable Loan Document, and such non-payment continues for five (5) days following the date that the same is due and payable;

(b)          any Loan Party makes a representation or warranty which was false or misleading in any material respect as of the time it was made, renewed or furnished in any Loan Document or any certificate, other instrument or written statement delivered pursuant to the provisions of any Loan Document; provided, however, that (i) if Borrower did not know such representation or warranty was false or misleading in any material respect as of the date the representation or warranty was made, and (ii) if the condition causing the representation or covenant to be false or misleading is susceptible of being cured, then such false or misleading representation or covenant shall be an Event of Default hereunder only if such condition is not cured within ten (10) days; it being understood that Borrower shall indemnify and hold Lender harmless from any losses Lender incurs as a result of the permitted cure rights set forth in this subsection (b);

(c)          except as otherwise provided in this Agreement, any Loan Party fails to comply with any covenant or obligation contained in any Loan Document which calls for the payment of money, other than those monetary defaults expressly referred to in subsection (a) above, and does not cure such failure within ten (10) days after written demand by Lender; provided that Borrower has not exercised its right to contest any of the foregoing in accordance with Section 8.23;

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(d)          any Loan Party fails to comply with any covenant or obligation applicable to such Loan Party contained in this Agreement or any other Loan Document other than (i) defaults or Events of Default under the Note or the Mortgage, or (ii) those defaults expressly referred to in the other subsections of this Section 10.1, and does not cure such failure within thirty (30) days (or any shorter period of time for cure specified in any Loan Document) after the earlier of (A) Borrower's knowledge of such failure to comply; or (B) written notice thereof by Lender to Borrower (such grace period to be applicable only in the event such default can be remedied by corrective action of Borrower as determined by Lender in its sole discretion);

(e)          any representation or warranty contained in Section 8.26 is or becomes false or misleading at any time, or any breach of or non-compliance with Sections 4.31 or 5.12.

(f)           Section 4.5; provided that only with respect to a failure of Borrower to provide Lender with a copy of any Insurance Policy required under Section 4.5 and such failure continues for three (3) Business Days following written notice thereof to Borrower;

(g)          any Loan Party fails to comply with Sections 4.12, 4.13, 4.18, 4.19, 4.21, 4.25, 4.28, 4.29, 4.32, 5.1, 5.2, 5.3, 5.5, 5.6, 5.8, 5.9, 5.10 or 5.11;

(h)          a default by any Loan Party occurs under the Construction and Development Documents or any Project Covenant and such default is not cured within any applicable cure period;

(i)           any Loan Party ceases to be Solvent;

(j)           any Lien or encumbrance, other than a Permitted Encumbrance, is entered against the Land or Improvements and such Lien or encumbrance is not discharged, vacated or bonded within thirty (30) days after the filing thereof;

(k)          a court having jurisdiction enters any judgment against Borrower for the payment of money, or any final judgment against any Guarantor for the payment of money in excess of $500,000, if in either case such judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry of such judgment(s);

(l)           there occurs any uninsured or inadequately insured damage to or loss, theft or destruction of any of the Collateral including the Land and/or any of the Improvements;

(m)         the Collateral or any assets of Borrower, or any material portion of the assets of any Guarantor are attached, seized, levied upon or subjected to a writ or distress warrant, or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;

(n)          any of the Loan Documents ceases to be a legal, valid and binding agreement enforceable against any Loan Party in accordance with the terms of such Loan Document or is in any way terminated (except in accordance with its terms) or becomes or is declared ineffective or inoperative or is in any way challenged or contested or ceases to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

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(o)          any Person obtains an order or decree in any court of competent jurisdiction enjoining the construction of the Improvements or delaying construction of the same or enjoining or prohibiting Lender or any Loan Party from carrying out the terms and conditions of any Loan Document and such order or decree is not vacated or stayed within ten (10) days after the filing thereof;

(p)          any of the following occurs: the death, incarceration, indictment or legal incompetency of W. Douglas Pitts; provided, however, upon the death of W. Douglas Pitts, Borrower shall have a sixty (60) day period to provide Lender with a replacement guarantor acceptable to Lender in its sole and absolute discretion;

(q)          an Insolvency Proceeding is instituted seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable Debtor Relief Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding up or liquidation of its affairs, and such proceeding remains undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court enters a decree or order granting any of the relief sought in such proceeding;

(r)          any Loan Party commences a voluntary Insolvency Proceeding, or consents to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or makes a general assignment for the benefit of creditors, or fails generally to pay its debts as they become due, or takes any action in furtherance of any of the foregoing;

(s)          a Material Adverse Effect occurs; or

(t)          any action or proceeding is commenced to which Lender is made a party by reason of the execution of the Mortgage or the Note, or in which it becomes necessary for Lender to defend or uphold the lien of the Mortgage, or the priority thereof or possession of the Land and the Improvements, or otherwise protect the security under the Mortgage and such action or proceeding is not dismissed within thirty (30) days of the commencement thereof.

10.2        Remedies. Upon the occurrences described below, Lender may exercise any or all of the following rights and remedies:

(a)          If an Event of Default exists:

(i)          If such Event of Default is specified in Sections 10.1(q) or 10.1(r), the Commitment immediately and automatically terminate and Lender has no further obligation to make Disbursements, and the Loan, all accrued and unpaid interest thereon, and all other Obligations immediately become due and payable.

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(ii)         If such Event of Default is specified in any clause in Section 10.1 except Sections 10.1(q) or 10.1(r), Lender may take one or more of the following actions: (x) terminate the Commitment, whereupon Lender is under no further obligation to make Disbursements; (y) declare the unpaid principal amount of the Loan then outstanding and all accrued and unpaid interest thereon and all other Obligations to be due and payable, whereupon the same will immediately become due and payable to Lender; and (z) exercise any and all remedies and other rights provided pursuant to any Loan Document, at Law or in equity. Except as otherwise provided in this Section 10.2, each Loan Party expressly waives presentment, demand, protest and all other notices of any kind. Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar Laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

(iii)        Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, during the continuance of an Event of Default, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by Lender or any such Affiliate, to or for the credit or the account of Borrower or any other Loan Party against any and all of the obligations of Borrower or such Loan Party now or hereafter existing under any Loan Document to Lender or its Affiliates, irrespective of whether or not Lender or Affiliate will have made any demand under any Loan Document and although such obligations of Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of Lender and its Affiliates under this Section 10.2 are in addition to other rights and remedies (including other rights of setoff) that Lender or its Affiliates may have. Lender agrees promptly to notify Borrower after any such set-off and application made by Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

(iv)        Whether or not the maturity of the Loan has been accelerated pursuant to any of the foregoing provisions of this Section 10.2, Lender may proceed to protect and enforce Lender's rights by suit in equity, action at Law and/or other appropriate proceeding, for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount becomes due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of Lender.

(b)          From and after the date on which Lender has taken any action pursuant to this Article 10 and until all Obligations have been paid in full, any and all proceeds received by Lender from any disposition of any Collateral or the exercise of any other remedy by Lender, will be applied as follows:

(i)          First, to reimburse Lender for any additional compensation due pursuant to Section 3.12 and for out-of-pocket costs, expenses and disbursements, including without limitation, reasonable attorneys' and paralegals' fees and legal expenses incurred by Lender in connection with realizing on any Collateral or collection of any obligations of Loan Parties under any of the Loan Documents, including advances made subsequent to an Event of Default by Lender for the maintenance, preservation, protection or enforcement of, or realization upon, any Collateral, advances for Impositions, insurance, repairs and the like and reasonable expenses incurred to sell or otherwise realize on, or prepare for sale or other realization on, any of the Collateral.

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(ii)         Second, to the repayment of all Obligations in the order determined by Lender in its discretion as to principal, interest, fees or other amounts; and

(iii)        Third, the balance, if any, as required by Law.

Notwithstanding anything to the contrary herein, no Swap Obligations of any Non-Qualifying Party are to be paid with amounts received from such Non-Qualifying Party under any of its Guaranties (including sums received as a result of the exercise of remedies with respect to such Guaranties) or from the proceeds of such Non-Qualifying Party's Collateral if such Swap Obligations would constitute Excluded Hedge Liabilities; provided, however, to the extent possible, appropriate adjustments are to be made with respect to payments and/or the proceeds of Collateral from other Loan Parties that are Eligible Contract Participants with respect to such Swap Obligations to preserve the allocation to Obligations otherwise set forth herein.

(c)          In addition to all of the rights and remedies contained in this Agreement and the other Loan Documents, including without limitation the right to appoint a receiver and all other rights described in the Mortgage, Lender has all of the rights and remedies of a secured party under the Uniform Commercial Code and any other applicable Law, all of which rights and remedies are cumulative and nonexclusive, to the extent permitted by Law.

(d)          Lender may enter the Land and Improvements and take any and all actions necessary in its judgment to (i) secure, protect and preserve the Improvements and any materials or supplies located on the Land, (ii) complete in part or in full the construction of the Improvements, including, but not limited to, making changes in the Plans, and entering into, and, subject to the terms thereof, modifying or terminating the Construction and Development Documents and other contractual arrangements. If Lender elects to continue with the construction of the Improvements, Lender will not assume any liability to Borrower or any other Person for completing the Improvements or for the manner or quality of construction of the Improvements, and Borrower expressly waives any such liability, except to the extent that such liability is determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted solely from the gross negligence or willful misconduct of Lender. Borrower irrevocably appoints Lender as its attorney-in-fact, with full power of substitution, to complete the Improvements in Borrower's name or Lender may elect to complete construction in the name of the Lender. Borrower will cooperate with Lender in hiring a third party manager for the Project. In any event, all sums actually expended by Lender in completing construction or otherwise exercising its rights hereunder or under the other Loan Documents will be secured by the Mortgage and all other Collateral Documents and will bear interest at the Default Rate.

10.3        Notice of Sale. Any notice required to be given by Lender of a sale, lease, or other disposition of any Collateral or any other intended action by Lender, if given five (5) Business Days prior to such proposed action, constitutes commercially reasonable and fair notice thereof to Borrower.

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11.         MISCELLANEOUS

11.1        Modifications, Amendments or Waivers. Except as may be otherwise provided in this Agreement or any other Loan Document, Lender and Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of Lender or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the obligations of Loan Parties hereunder or thereunder.

11.2        No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of Lender in exercising any right, power, remedy or privilege under any Loan Document will affect any other or future exercise thereof or operate as a waiver thereof, nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of Lender under any Loan Document are cumulative and not exclusive of any rights or remedies which it could otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of Lender with respect to any breach or default under any Loan Document or any waiver of any provision or condition of any Loan Document must be in writing and will be effective only to the extent specifically set forth in such writing.

11.3        Expenses; Indemnity; Damage Waiver.

(a)          Costs and Expenses. Borrower will pay all out-of-pocket expenses incurred by (a) Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for Lender, in connection with the preparation, negotiation, execution, delivery and administration of the Loan Documents, or any amendments or modifications thereto or waivers of the provisions thereof, whether or not the transactions contemplated thereby are consummated, and (b) Lender and its Affiliates in connection with the enforcement or protection of Lender's or such Affiliate's rights (i) in connection with the Loan Documents, or (ii) in connection with the Loan, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loan.

(b)          Indemnification by Borrower. Borrower will indemnify Lender and its Related Parties (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties of their respective obligations thereunder or the consummation of the transactions contemplated thereby; (ii) any Loan or the use or proposed use of the proceeds therefrom or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by any Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity will not be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted solely from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim brought by Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

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(c)          [Intentionally Omitted].

(d)          Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, Borrower agrees that it will not assert, and hereby waives, any claim against any Indemnitee on any theory of liability, for special, indirect, consequential or punitive damages arising out of, in connection with, or as a result of any Loan Document or any agreement or instrument contemplated thereby, the transactions contemplated thereby, any Loan, or the use of the proceeds thereof. No Indemnitee is liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, Electronic Format or other information transmission systems in connection with any Loan Document or the transactions contemplated thereby.

(e)          Payments. All amounts due under this Section 11.3 are payable not later than ten (10) days after demand therefor.

11.4        Holidays. Whenever payment of any portion of the Loan is due on a day that is not a Business Day such payment will be due on the next Business Day and such extension of time may be included in computing interest and fees, except that the Loan will be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loan) will be stated to be due on a day which is not a Business Day, such payment or action must be made or taken on the next following Business Day, and such extension of time may not be included in computing interest or fees, if any, in connection with such payment or action.

11.5        Notices; Effectiveness; Electronic Communication.

(a)          Notices Generally. All notices and other communications provided for herein must be in writing and delivered in Electronic Format, by hand or overnight courier service, mailed by certified or registered mail, or sent by facsimile to the Loan Parties and Lender at the respective address or facsimile number set forth on Schedule 11.5. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, are deemed to have been given when received; notices sent by facsimile are deemed to have been given when sent (except that, if not given during normal business hours for the recipient, are deemed to have been given at the opening of business on the next Business Day for the recipient).

(b)          Electronic Format Communications. Lender or Borrower may in its discretion agree to accept notices and other communications hereunder in Electronic Format pursuant to procedures approved by the receiving party; provided that approval of such procedures may be limited to particular notices or communications.

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(c)          Change of Address, etc. Any party may change its address, e-mail address or facsimile number for notices and other communications hereunder by notice to the other parties given in accordance with Section 11.5.

11.6        Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable in whole or in part in any jurisdiction such provision will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

11.7        Duration; Survival. All representations and warranties of Loan Parties contained herein or made in connection herewith survive the making of the Loan or, to the extent explicitly set forth in any Loan Document, payment in full of the Obligations, and are not waived by the execution and delivery of this Agreement, any investigation by Lender, or the making of the Loan. All covenants and agreements of Loan Parties contained herein will continue in full force and effect from and after the date hereof until termination of the Commitment and payment in full of the Obligations. All covenants and agreements of Borrower contained in any Loan Document relating to the payment of increased costs, additional compensation, expenses or indemnification survive payment in full of the Obligations.

11.8        Prior Understanding. This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

11.9        Successors and Assigns.

(a)          Successors and Assigns Generally. The provisions of this Agreement are binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of Lender. Lender may, at its own cost, assign, sell participations in, or otherwise transfer any of its rights or obligations hereunder. Nothing in this Agreement, expressed or implied, may be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, any participants of Lender, and, to the extent expressly contemplated hereby, the Related Parties of Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)          [Intentionally Omitted].

(c)          [Intentionally Omitted].

(d)          [Intentionally Omitted].

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(e)          Certain Pledges; Successors and Assigns Generally. Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment will release Lender from any of its obligations hereunder or substitute any such pledgee or assignee for Lender as a party hereto.

11.10      Treatment of Certain Information; Confidentiality. Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to any Affiliates and Related Parties of Lender, provided that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential; (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority); (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies under any Loan Document or any action or proceeding relating to any Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section 11.10, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to Borrower and its obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating Borrower any other Loan Parties, or any Affiliate of Borrower or any Loan Party, or the credit facility provided for herein or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein; (h) with the consent of Borrower, or any other Loan Party whose consent is required; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.10, or (y) becomes available to Lender or any of its Affiliates on a not confidential basis from a source other than Borrower or the other Loan Parties. Any Person required to maintain the confidentiality of Information as provided in this Section 11.10 is considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain confidentiality as such Person could accord to its own confidential information.

11.11      Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts, each of which constitutes an original, but all of which when taken together constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to Lender, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement becomes effective only when Lender (i) executes this Agreement, and (ii) Lender receives counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in Electronic Format is as effective as delivery of a manually executed counterpart of this Agreement, provided that Lender retains the right to require delivery of an original signature page in addition to any signature delivered via Electronic Format.

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11.12      Exceptions. The representations and warranties and covenants contained herein are independent of each other, and no exception to any representation, warranty or covenant will be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor will any such exceptions be deemed to permit any action or omission that could be in contravention of applicable Law.

11.13      No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of Loan Parties and Lender. No trust fund is created by this Agreement and no other Persons or entities will have any right of action under this Agreement or any right against Lender to obtain any proceeds of the Loan.

11.14      Authority to File Notices. Borrower appoints Lender as its attorney-in-fact, with full power of substitution, to file for record, at Borrower's cost and expense and in Borrower's name, any notices that Lender considers reasonably necessary or desirable to protect the Collateral; such appointment is coupled with an interest and is irrevocable.

11.15      Signs; Publicity. Borrower may, at Borrower's expense, erect a sign or signs as reasonably approved by Lender upon the Land and Improvements at any reasonable location indicating the source of the development and construction financing. The announcement of, and the issuance of any publicity with respect to, the Loan and the transactions contemplated hereby will be subject to the prior written approval of Lender. To the extent permitted by Law and at the request of Lender, Borrower will install, at Borrower's expense, a sign(s) of Lender's choosing on the Land, stating that construction financing is provided by Lender. Borrower will obtain any necessary approvals required to display such sign(s). Any such sign(s) will be located at or near the entrance to the project or at another mutually acceptable location which will permit the viewing of the sign(s) by the public.

11.16      Interpretation. In the event of a conflict between the terms of the other Loan Documents and the terms of this Agreement, the terms of this Agreement control.

11.17      Status of Parties. It is understood and agreed that the relationship of the parties hereto is that of borrower and lender and that nothing contained herein or in any of the other Loan Documents will be construed to constitute a partnership, joint venture or co-tenancy between Loan Parties and Lender.

11.18      Brokerage Fee. Loan Parties represent to Lender that no broker or other Person is entitled to a brokerage fee or commission as a result of Loan Parties' actions or undertakings in connection with the financing of the Improvements and agree to hold Lender harmless from all claims for brokerage commissions which may be made as a result of such actions or undertakings, if any.

11.19      GOVERNING LAW; JURISDICTION; ETC.

(a)          GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSIES, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY ARE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

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(b)          JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, CONTRACT, TORT OR OTHERWISE, AGAINST LENDER OR ANY RELATED PARTY OF LENDER, IN ANY WAY RELATING TO ANY LOAN DOCUMENT OR TRANSACTIONS RELATED TO ANY LOAN DOCUMENT, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF FLORIDA SITTING IN LEE COUNTY OR OF THE UNITED STATES DISTRICT COURT OF THE MIDDLE DISTRICT OF FLORIDA, AND ANY APPELLATE COURT FROM ANY THEREOF. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH FLORIDA STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING IS CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN ANY LOAN DOCUMENT AFFECTS ANY RIGHT THAT LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)          WAIVER OF VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 11.19. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d)          SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.5, EXCEPT THAT PROCESS MAY NOT BE SERVED BY ELECTRONIC MEANS OR FAX. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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11.20      Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON COULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.20.

11.21      USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal Law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

11.22      Time of Essence. Time is of the essence with respect to each obligation of Loan Parties and Lender hereunder.

11.23      Right of First and Last Opportunity. As additional consideration for Lender's making of the Loan, Borrower covenants and agrees to provide Lender with the first opportunity to quote the terms upon which Lender would be willing to provide traditional banking services, including, without limitation, treasury management services and permanent financing for the Project upon Borrower's election to seek such services or permanent financing, as applicable. If after giving Lender the first opportunity to provide such services or financing, Borrower wishes to obtain such services or financing from a financial institution other than Lender, Borrower shall also give Lender the last opportunity to provide such services or financing upon terms substantially the same as the other lender has offered to Borrower.  Lender shall have thirty (30) days after receipt of written notice from Borrower of its intention to obtain such services or financing from a financial institution other than Lender within which to exercise its right of last opportunity to provide such services or financing.  In the event Lender provides Borrower a commitment to provide such services or financing containing terms substantially equivalent to those contained in such other financial institution's offer, Borrower agrees to accept Lender's commitment to provide such services or financing as the case may be.

[SIGNATURE PAGES FOLLOW]

67

[SIGNATURE PAGE 1 OF 1 TO CONSTRUCTION AND MINI PERM LOAN AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement under seal as of the day and year first above written.

BORROWER:

MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida liability company

By: COURTELIS MURANO TOP
ASSOCIATES, LLC, a Florida limited
liability company, its Sole Manager

By: NEWCASTER DEVCORP, INC., a
Florida corporation, its Manager

By:	/S/ Elias Vassilaros
Name: Elias Vassilaros
Title: Executive Vice President

LENDER:

PNC BANK, NATIONAL ASSOCIATION, a national banking association

By:	/S/ Michael Reale
Name: Michael Reale
Title: Vice President

BORROWER ACKNOWLEDGMENT

STATE OF __________________	)
) ss.:
COUNTY OF ________________	)

The foregoing instrument was acknowledged before me this 19th day of July, 2019, by Elias Vassilaros, as Executive Vice President of NEWCASTER DEVCORP, INC., a Florida corporation, the Manager of COURTELIS MURANO TOP ASSOCIATES, LLC, a Florida limited liability company, the Sole Manager of MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida limited liability company, who is personally known to me or who has produced a driver’s license as identification.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

Notary Public

My commission expires:

JOINDER OF GUARANTORS

Each of the undersigned, Kiki L. Courtelis, as Trustee of the Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994, W. Douglas Pitts, an individual, CSG Group, LLC, a Florida limited liability company, J.I. Kislak, Inc., a New Jersey corporation and HMG/Courtland Properties, Inc., a Delaware corporation hereby joins in this Agreement solely for the purpose of making the representations and warranties with respect to it contained in this Agreement and for the purpose of covenanting and agreeing to be bound by the covenants and agreements with respect to it contained in this Agreement.

[Signatures appear on following page]

[SIGNATURE PAGE 1 OF 6– JOINDER OF GUARANTORS]

/S/ Kiki L. Courtelis	(SEAL)
Kiki L. Courtelis, as Trustee of the Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994

GUARANTOR ACKNOWLEDGMENT

STATE OF ______________	)
)SS:
COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this 19th day of July, 2019, Kiki L. Courtelis, as Trustee of the Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994, who is personally known to me or who has produced a driver’s license as identification and who did not take an oath.

_________________________________________
Print or Stamp Name: ________________________
Notary Public, State of _______________________
Commission No.:____________________________
My Commission Expires: _____________________

[SIGNATURE PAGE 2 OF 6– JOINDER OF GUARANTORS]

/S/ W.Douglas Pitts	(Seal)
W. DOUGLAS PITTS

GUARANTOR ACKNOWLEDGMENT

STATE OF ______________	)
)SS:
COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this 19th day of July, 2019, by W. DOUGLAS PITTS, who is personally known to me or who has produced a driver’s license as identification and who did not take an oath.

_________________________________________
Print or Stamp Name: _________________________
Notary Public, State of _______________________
Commission No.:____________________________

My Commission Expires: _____________________

[SIGNATURE PAGE 3 OF 6– JOINDER OF GUARANTORS]

CSG GROUP, LLC,
a Florida limited liability company

By: BARRON COLLIER MANAGEMENT, LLC,
a Florida limited liability company, its Manager

By:	/S/ Brian Goguen
Brian Goguen, Chief Operating Officer

By:	/S/ Bradley A. Boaz
Bradley A. Boaz, Chief Financial Officer

GUARANTOR ACKNOWLEDGMENT

STATE OF ______________	)
)SS:
COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this 19th day of July, 2019, by Brian Goguen, as Chief Operating Officer of BARRON COLLIER MANAGEMENT, LLC, a Florida limited liability company, the Manager of CSG GROUP, LLC, a Florida limited liability company, on behalf of the company, who is personally known to me or who has produced a driver’s license as identification and who did not take an oath.

_________________________________________
Print or Stamp Name: ________________________
Notary Public, State of _______________________
Commission No.:____________________________
My Commission Expires: _____________________

[SIGNATURE PAGE 4 OF 6– JOINDER OF GUARANTORS]

STATE OF ______________	)
)SS:
COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this 19th day of July, 2019, by Bradley A. Boaz, as Chief Financial Officer of BARRON COLLIER MANAGEMENT, LLC, a Florida limited liability company, the Manager of CSG GROUP, LLC, a Florida limited liability company, on behalf of the company, who is personally known to me or who has produced a driver’s license as identification and who did not take an oath.

_________________________________________
Print or Stamp Name: ________________________
Notary Public, State of _______________________
Commission No.:____________________________
My Commission Expires: _____________________

[SIGNATURE PAGE 5 OF 6– JOINDER OF GUARANTORS]

J.I. KISLAK, INC.,
a New Jersey corporation

By:	/S/ Thomas Bartelmo	(Seal)
Name:	Thomas Bartelmo
Title:	President

GUARANTOR ACKNOWLEDGMENT

STATE OF ______________	)
)SS:
COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this 19th day of July, 2019, by Thomas Bartelmo, as President of J.I. KISLAK, INC., a New Jersey corporation, on behalf of the corporation, who is personally known to me or who has produced a driver’s license as identification and who did not take an oath.

_________________________________________
Print or Stamp Name: ________________________
Notary Public, State of _______________________
Commission No.:____________________________

My Commission Expires: _____________________

[SIGNATURE PAGE 6 OF 6 – JOINDER OF GUARANTORS]

HMG/COURTLAND PROPERTIES, INC.,
a Delaware corporation

By:	/S/ Maurice Wiener	(Seal)
Name:	Maurice Wiener
Title:	President

GUARANTOR ACKNOWLEDGMENT

STATE OF ______________	)
)SS:
COUNTY OF ____________	)

The foregoing instrument was acknowledged before me this 19th day of July, 2019, by Maurice Wiener, as President of HMG/COURTLAND PROPERTIES, INC., a Delaware corporation, on behalf of the corporation, who is personally known to me or who has produced a driver’s license as identification and who did not take an oath.

________________________________________
Print or Stamp Name: ________________________
Notary Public, State of _______________________
Commission No.:____________________________
My Commission Expires: _____________________

SCHEDULE 4.32

POST-CLOSING ITEMS

1. Borrower to deliver the final building permit for the Project on or before the commencement of construction.

SCHEDULE 4.32

SCHEDULE 8.10

CONSENTS AND APPROVALS

1. DOH utilities approvals

2. Building Permits for garages, trash compactors and pavilion

SCHEDULE 8.10

SCHEDULE 8.17

DEVELOPMENT BUDGET

SCHEDULE 8.17

SCHEDULE 11.5

NAMES, ADDRESSES, TELEPHONE NUMBERS, FACSIMILE NUMBERS AND
E MAIL ADDRESSES OF LOAN PARTIES AND LENDER

LOAN PARTIES:

Borrower:

MURANO AT THREE OAKS ASSOCIATES, LLC

703 Waterford Way, Suite 800

Miami, Florida 33431

Attn: Elias Vassilaros, Executive Vice President

Telephone: (305) 261-4330

E-Mail: Evassilaros@courtelis.com

With a copy to: Oscar Rivera Siegfried Rivera 8211 W Broward Blvd., #250 Plantation, Florida 33324 Telephone: (954) 781-1134 E-Mail: orivera@siegfriedrivera.com

Guarantor:

Kiki L. Courtelis, as Trustee of the Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994

703 Waterford Way Ste. 800

Miami, FL 33126

Telephone: (305) 261-4330

E-Mail: kcourtelis@gmail.com

W. DOUGLAS PITTS

703 Waterford Way Ste. 800

Miami, FL 33126

Telephone: (305) 261-4330

E-Mail: DPitts@courtelis.com

With a copy to:

Oscar Rivera

Siegfried Rivera

8211 W Broward Blvd., #250

Plantation, Florida 33324

Telephone: (954) 781-1134

E-Mail: orivera@siegfriedrivera.com

With a copy to:

Oscar Rivera

Siegfried Rivera

8211 W Broward Blvd., #250

Plantation, Florida 33324

Telephone: (954) 781-1134

E-Mail: orivera@siegfriedrivera.com

SCHEDULE 11.5

CSG GROUP, LLC

Barron Collier Companies

2600 Golden Gate Parkway

Naples, Florida 34104

Attn: Brian Goguen, Chief Operating Officer

E-Mail:   BrianGoguen@barroncollier.com

J.I. KISLAK, INC.

7900 Miami Lakes Dr. West

Miami Lakes, Florida 33016

Attn: Tom Bartelmo, Chief Executive Officer

Telephone: (305) 364- 4100

E-Mail: tbartelmo@kislak.com

HMG/COURTLAND PROPERTIES, INC.

1870 S. Bayshore Drive

Coconut Grove, Florida 33133

Attn: Maurice Wiener, President

E-Mail:   whemingway@hmgcourtland.com

camarotti@hmgcourtland.com

With a copy to:

Oscar Rivera

Siegfried Rivera

8211 W Broward Blvd., #250

Plantation, Florida 33324

Telephone: (954) 781-1134

E-Mail: orivera@siegfriedrivera.com

With a copy to:

Oscar Rivera

Siegfried Rivera

8211 W Broward Blvd., #250

Plantation, Florida 33324

Telephone: (954) 781-1134

E-Mail: orivera@siegfriedrivera.com

With a copy to:

Oscar Rivera

Siegfried Rivera

8211 W Broward Blvd., #250

Plantation, Florida 33324

Telephone: (954) 781-1134

E-Mail: orivera@siegfriedrivera.com

LENDER:

PNC Bank, National Association

2255 Glades Road, Suite 140W

Boca Raton, Florida 33431

Attention: Michael Reale, Vice President

Telephone: 561-443-5428

Facsimile: 561-912-0455

E-Mail: michael.reale@pnc.com

With a copy to:

Buchanan Ingersoll & Rooney PC

401 East Las Olas Boulevard, Suite 2250

Fort Lauderdale, Florida 33301

Attention: Philip Hanaka, Esq.

Telephone: 954-468-2303

Facsimile: 954-527-9915

E-Mail: philip.hanaka@bipc.com

SCHEDULE 11.5

EXHIBIT 2.4(a)(i)B

FORM OF MINI PERM LOAN/MINI PERM LOAN EXTENSION NOTICE]

Borrower: Murano at Three Oaks Associates, LLC
Project _____________________________
Loan No.____________________________

To:	PNC BANK, NATIONAL ASSOCIATION
2255 Glades Road, Suite 140W
Boca Raton, FL 33431
Mailstop: A2-P674-01-2
Attn: __________________

With regard to the referenced loan (the "Loan"), the undersigned hereby requests that you [select one of the following: convert the Construction Loan to a Mini Perm Loan beginning on [insert date] /extend the term of the Mini Perm Loan beginning on [insert date]] pursuant to the provisions of the Construction and Mini Perm Loan Agreement (as amended from time to time, the "Agreement") dated _____________________, 2019 between MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida limited liability company, as Borrower (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION, (the "Lender"). The Loan is evidenced by the Promissory Note dated _______________________, 2019, in the face amount of $41,590,533.00, and other loan documents defined in the Agreement (collectively, the "Loan Documents").

The undersigned agrees to execute whatever additional documents (including an extension agreement) which may be required in order to implement or to clarify the terms of the [conversion] [extension] or to preserve and maintain the security granted in connection with the Loan.

The undersigned hereby certifies that the [Conditions for Mini Perm Loan] [Conditions for Mini Perm Loan Extension] (as defined in the Agreement) have been satisfied. Set forth on the Borrower's Certificate of Net Operating Income/Debt Service Coverage Ratio attached hereto are calculations of the Borrower's compliance with the Mini Perm Loan DSCR Requirement (as defined in the Agreement) which is set forth in the [Conditions for Mini Perm Loan] [Conditions for Mini Perm Loan Extension]. Set forth on the Guarantors' Compliance Certificate attached hereto are calculations of the Guarantors' compliance with the Guarantor Financial Covenants (as defined in the Agreement) which is set forth in the [Conditions for Mini Perm Loan] [Conditions for Mini Perm Loan Extension].

Pursuant to the terms of the Agreement, enclosed is the [Mini Perm Loan Fee] [Mini Perm Loan Extension Fee] in the amount of $___________________________.

EXHIBIT 2.4(a)(i)B-1

The undersigned further agrees that no further Disbursements of the Loan shall be available after the [Mini Perm Loan Commencement Date] [Mini Perm Loan Extension Period Commencement Date].

Dated: _____________________________

MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida liability company

By: COURTELIS MURANO TOP
ASSOCIATES, LLC, a Florida limited
liability company, its Sole Manager

By: NEWCASTER DEVCORP, INC., a
Florida, its Manager

By:
Name:
Title:

The Guarantor(s) hereby acknowledge(s) its (their) continued liability pursuant to that those certain Guaranty and Suretyship Agreement and Completion Guaranty, each dated __________ __, 2019, and that such liability remains unaffected by the above [conversion] [extension] of the Loan.

EXHIBIT 2.4(a)(i)B-2

_________________________________(SEAL)
Kiki L. Courtelis, as Trustee of the Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994

___________________________(Seal)
W. DOUGLAS PITTS

CSG GROUP, LLC,
a Florida limited liability company

By: ___________________________(Seal)
Name: ________________________
Title: _________________________

J.I. KISLAK, INC.,
a New Jersey corporation

By: ___________________________(Seal)
Name: ________________________
Title: _________________________

HMG/COURTLAND PROPERTIES, INC.,
a Delaware corporation

By: ___________________________(Seal)
Name: ________________________
Title: _________________________

FOR LENDER USE ONLY

ACKNOWLEDGED BY:
____________________________
(Relationship Manager)

DATE:_____________________

EXHIBIT 2.4(a)(i)B-3

EXHIBIT 2.4(a)(i)D

FORM OF CERTIFICATE OF NET OPERATING INCOME/DEBT SERVICE COVERAGE RATIO

____________________, 201__

PNC BANK, NATIONAL ASSOCIATION
2255 Glades Road, Suite 140W
Boca Raton, FL 33431
Mailstop: A2-P674-01-2
Attn: __________________

Ladies and Gentlemen:

I refer to the Construction and Mini Perm Loan Agreement, dated _____________, 2019, by and between MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida limited liability company (the "Borrower") and PNC Bank, National Association (the "Lender") (as amended, restated, supplemented or modified from time to time, the "Agreement").

I, ____________________, the __________________ of the Borrower, do hereby certify on behalf of the Borrower as of the [____________________, 20______] (the "Report Date"), as follows:

Attached hereto are calculations substantiating that as of [DATE], the Debt Service Coverage Ratio with respect to the Project is ________ which is greater than or equal to [____ to 1.00.

All capitalized terms used herein shall have the meanings ascribed thereto in the Agreement. The undersigned has executed and delivered this Certificate on behalf of the Borrower with the understanding that the Lender will rely hereon pursuant to the terms of the Agreement.

EXHIBIT 2.4 - 1

IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________________, 201___.

MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida liability company

By: COURTELIS MURANO TOP
ASSOCIATES, LLC, a Florida limited
liability company, its Sole Manager

By: NEWCASTER DEVCORP, INC., a
Florida, its Manager

By:
Name:
Title:

EXHIBIT 2.4 - 2

EXHIBIT 4.5

INSURANCE REQUIREMENTS:

Each insurer(s) issuing any Insurance Policy must certify to Lender that (a) losses will be adjusted only with the approval of Lender; (b) loss payments will be payable to Lender, such payments to be applied in the manner set forth in the Loan Documents; (c) the interests of Lender must be insured regardless of any breach or violation by any Loan Party of any warranties, covenants, representations, declarations or conditions contained in such Insurance Policy; and (d) if such Insurance Policy is canceled or materially changed, or if any reinsurance is canceled for any reason whatsoever, such insurer will promptly notify Lender and such cancellation or change will not be effective as to Lender for thirty (30) days after receipt by Lender of such notice. Furthermore, in the event any Insurance Policy (except for general public and other liability and Workers' compensation insurance) must contain breach of warranty provisions, such Insurance Policy must provide that with respect to the interest of Lender, said Insurance Policy is not invalidated by and insures Lender regardless of (a) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such Insurance Policy by any named insured; (b) the occupancy or use of the Property for purposes more hazardous than permitted by the terms thereof; or (c) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of this Agreement or any of the other Loan Documents.

Each Insurance Policy issued in connection herewith must contain a provision whereby the insurer: (a) waives any right to claim any premiums and commissions against Lender, provided that the Insurance Policy need not waive the requirement that the premium be paid in order for a claim to be paid to the insured; and (b) provides that Lender is permitted to make payments to effect the continuation of such Insurance Policy upon notice of cancellation due to non-payment of premiums.

Loan Parties must deliver to Lender ACORD Form 28 Evidence of Commercial Property Insurance and an ACORD Form 25 S Certificate of Insurance (provided that such form must provide legally binding evidence of the required coverage, together with an agreement to provide not less than thirty (30) days prior written notice to Lender of any cancellation or material change relating to such coverage and provided further that such form contains no qualifying language concerning the status of Lender as additional insured), as applicable, with respect to such Insurance Policies on or before the Closing Date, or, at the request of Lender, a copy of the applicable Insurance Policy or Insurance Policies including all applicable endorsement(s) (provided, however, that Lender will not be deemed by reason of its custody of such Insurance Policy to have notice of the contents thereof), in all cases naming Lender as mortgagee and lender loss payee and agreeing to provide not less than thirty (30) days prior written notice to Lender of any cancellation or material change relating to such Insurance Policy, and evidence of each new or renewal Insurance Policy in a form acceptable to Lender not less than thirty (30) days prior to the expiration of the original Insurance Policy or preceding renewal Insurance Policy (as the case may be); and to deliver to Lender, upon Lender's request, receipts or other evidence that the premiums thereon have been paid in accordance with the Insurance Policy.

EXHIBIT 4.5 - 1

The insurer or reinsurer for all such Insurance Policies must be rated A IX or better by A.M. Best Company, Inc., or will have such other rating reasonably acceptable to Lender. The form, amount, deductible, content, types of coverage and evidence of all Insurance Policies required under this Agreement and the Mortgage as well as the identity of the insurers and reinsurers must be satisfactory to Lender. All Insurance Policies must maintain coverage for tenant improvements and betterments that Borrower is required to insure. All property Insurance Policies must also include a co-insurance waiver and Agreed Amount Endorsement. The amount of any deductible under any insurance policy must be acceptable to Lender. Without Lender's prior written consent in its sole discretion, Borrower will not name any person other than Lender as mortgagee and/or loss payee with respect to the Property, nor may Borrower carry separate or additional insurance coverage covering the Improvements concurrent in form or contributing in the event of loss with that required by this Agreement; provided that, if blanket Insurance Policies are obtained, this sentence does not apply to property covered by such blanket Insurance Policies other than the Improvements and such tenant improvements and betterments that Borrower is required to insure pursuant to this Agreement.

EXHIBIT 4.5 - 2

EXHIBIT 4.28(A)

FORM OF COMPLIANCE CERTIFICATE (BORROWER)

____________________, 201___

PNC BANK, NATIONAL ASSOCIATION

2255 Glades Road, Suite 140W

Boca Raton, FL 33431

Mailstop: A2-P674-01-2

Attn: __________________

Ladies and Gentlemen:

I refer to that certain Construction and Mini Perm Loan Agreement, dated ___________, 2019 between MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida limited liability company (the "Borrower") and PNC Bank, National Association (the "Lender") (as amended, restated, supplemented or modified from time to time, the "Agreement"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings. Pursuant to Section 4.28 of the Agreement, the Borrower hereby certifies as of [____________________, 20_____] (the "Report Date") that:

(1)          I have attached information, financial statements and other financial data pursuant to Section 4.28 of the Agreement (the "Statements"). The Statements are true and correct in all respects and present fairly the financial condition of the Borrower. All other information given to Lender by or with respect to the Borrower is accurate, correct and complete in all respects. The Borrower has no liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Borrower which may cause a Material Adverse Effect.

(2)          The Statements include calculations substantiating compliance as of the Report Date with all financial covenants contained in Section 4.28 of the Agreement.

(3)          The Borrower has performed and complied with all covenants and conditions contained in the Loan Documents.

(4)          No Event of Default or Potential Default has occurred and is continuing or exists under any Loan Document.

(5)          All representations and warranties of the Borrower contained in Article 8 of the Agreement are true and correct on the date hereof with the same effect as though such representations and warranties had been made on and as of today (except representations and warranties which expressly relate solely to an earlier date or time).

EXHIBIT 4.28(A) - 1

I have executed and delivered this Certificate with the understanding that the Lender will rely hereon pursuant to the terms of the Loan Documents.

BORROWER:

MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida liability company

By: COURTELIS MURANO TOP
ASSOCIATES, LLC, a Florida limited
liability company, its Sole Manager

By: NEWCASTER DEVCORP, INC., a
Florida, its Manager

By:
Name:
Title:

EXHIBIT 4.28(A) - 2

EXHIBIT 4.28(B)

FORM OF COMPLIANCE CERTIFICATE (GUARANTORS)

____________________, 201___

PNC BANK, NATIONAL ASSOCIATION

2255 Glades Road, Suite 140W

Boca Raton, FL 33431

Mailstop: A2-P674-01-2

Attn: __________________

Ladies and Gentlemen:

I/We refer to that certain Construction and Mini Perm Loan Agreement, dated ___________, 2019 between MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida limited liability company (the "Borrower") and PNC Bank, National Association (the "Lender") (as amended, restated, supplemented or modified from time to time, the "Agreement"). Unless otherwise defined herein, terms defined in the Agreement are used herein with the same meanings. Pursuant to Section 4.28 of the Agreement, the undersigned Guarantor(s) hereby certify/certifies as of [____________________, 20_____] (the "Report Date") that:

(1)          I/We have attached information, financial statements and other financial data pursuant to Section 4.28 of the Agreement (the "Statements"). The Statements are true and correct in all respects and present fairly the financial condition of the Guarantor(s). All other information given to Lender by or with respect to the Guarantor(s) is accurate, correct and complete in all respects. The Guarantor(s) has/have no liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Guarantor(s) which may cause a Material Adverse Effect.

(2)          The Statements include calculations substantiating compliance as of the Report Date with all financial covenants contained in Section 4.28 of the Agreement.

(3)          The Guarantor(s) has/have performed and complied with all covenants and conditions contained in the Loan Documents.

(4)          No Event of Default or Potential Default has occurred and is continuing or exists under any Loan Document.

(5)          All representations and warranties of the Guarantor(s) contained in Article 8 of the Agreement are true and correct on the date hereof with the same effect as though such representations and warranties had been made on and as of today (except representations and warranties which expressly relate solely to an earlier date or time).

EXHIBIT 4.28(B) - 1

I have executed and delivered this Certificate with the understanding that the Lender will rely hereon pursuant to the terms of the Loan Documents.

[To be executed by applicable Guarantor(s)]

GUARANTOR:

_________________________________(SEAL)
Kiki L. Courtelis, as Trustee of the Investment Trust created under the Alec P. Courtelis Declaration of Trust dated April 8, 1994

___________________________(Seal)
W. DOUGLAS PITTS

CSG GROUP, LLC,
a Florida limited liability company

By: ___________________________(Seal)
Name: ________________________
Title: _________________________

J.I. KISLAK, INC.,
a New Jersey corporation

By: ___________________________(Seal)
Name: ________________________
Title: _________________________

HMG/COURTLAND PROPERTIES, INC.,
a Delaware corporation

By: ___________________________(Seal)
Name: ________________________
Title: _________________________

EXHIBIT 4.28(B) - 2

EXHIBIT 6.1

REQUEST FOR DISBURSEMENT

Request No.
Date
Amount Requested	$

Request for Subsequent Advance

__________, 20___

PNC Bank, National Association

2255 Glades Road, Suite 140W

Boca Raton, Florida 33431

and

First American Title Insurance Company

__________________

__________________

Attn:

Re:	$41,590,533.00 Loan ("Loan") from PNC Bank, National Association ("Lender") to MURANO AT THREE OAKS ASSOCIATES, LLC, a Florda limited liability company ("Borrower")

Gentlemen:

In accordance with the terms of the Loan evidenced by a Promissory Note (the "Note") in the original principal sum of up Forty-One Million Five Hundred Ninety Thousand Five Hundred Thirty-Three and No/100 Dollars ($41,590,533.00), which Loan is secured and governed by the following documents (collectively, the "Loan Documents"): (i) Mortgage, Security Agreement and Fixture Filing (the "Mortgage"), encumbering that certain real property located in Fort Myers, Florida (the "Premises"); (ii) Construction and Mini Perm Loan Agreement between Borrower and Lender (the "Loan Agreement"); and (iii) such other instruments which now or hereafter recite that they have been given as security for the Note and the performance of the obligations described in the Note. Unless otherwise defined herein, terms used herein with initial capital letters shall have the same meaning assigned to such terms in the Loan Agreement.

Borrower desires to obtain an advance of _________________and No/100 ($___________) ("Advance") of the principal balance of the Loan on ________________. In order to induce Lender to make such Advance, Borrower hereby represents and warrants the following to Lender:

1.           No Event of Default has occurred under the Loan Documents, no event has occurred which with notice, the passage of time or both would constitute an Event of Default under the Loan Documents and no default will occur under the Loan Documents as a result of the Advance requested herein.

2.           All of Borrower's representations and warranties set forth in the Loan Documents are true and correct as of the date hereof.

3.           Borrower is in compliance with each and every one of its covenants, agreements and obligations under the Loan Documents.

4.           Borrower has no defenses to or offsets against the payment of any amounts due to Lender under or in connection with the Loan, or defenses against the performance of any of Borrower's obligations under the Loan Documents and any of the other documents and instruments referenced therein.

5.           The amount of the Advance equals at least _________________ and No/100 ($_______); no other Advance has been requested for this calendar month; and the total of all previously requested advances under the Loan, together with the Advance, does not exceed _____________.

6.           The purpose of the Advance is as follows:

Pay construction costs as detailed in the Sworn Owner's Statement and accompanying invoices attached hereto and made a part hereof.

________________

Initials of

Borrower

7.           No material adverse change has occurred in the business or financial condition of the Borrower, any Guarantor, or the Premises.

8.           Borrower has timely made all payments with respect to the Loan.

9.           Borrower agrees to pay the costs of any additional documentation, legal fees or title insurance required by Lender to evidence such advance and preserve the priority lien of the Mortgage and any other documents reciting that they secure the loan.

10.         The information set forth herein is true, correct and complete.

This letter shall constitute (a) Borrower's instruction to Lender to pay to the Title Company, a Loan Advance in the total amount indicated on the Sworn Owner's Statement attached hereto, and (b) Borrower's instructions to Title Company to disburse such Advance to pay each of the expenses shown in the enclosed invoices, unless Title Company is otherwise instructed by Lender.

[CONTINUES ON FOLLOWING PAGE]

BORROWER:

MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida limited liability company

By: COURTELIS MURANO TOP ASSOCIATES, LLC, a Florida limited liability company, its Sole Manager

By: NEWCASTER DEVCORP., INC., a Florida corporation, its Manager

By:
Name: Elias Vassilaros
Title: Executive Vice President

EXHIBIT 6.2

OFFSITE STORED MATERIALS REQUIREMENTS

Subject to all of the terms and conditions of this Agreement, the Lender will make disbursements in an amount of up to $2,500,000 in the aggregate to fund the costs of material, fixtures and equipment for use at or incorporation into the Project stored off-site (the "Materials") upon the satisfaction by the Borrower of the following conditions and the Lender's receipt of the following documentation:

1.	The Materials must be located in the United States, fully fabricated, and in form ready for immediate installation at the Land upon delivery;

2.	The Borrower must be named as additional insured, with appropriate evidence of insurance of the Materials and transportation coverage, and a description of the Materials must be provided on a certificate of insurance, with Lender named as mortgagee and loss payee;

3.	The Materials must be properly secured and protected from elements, segregated and identified as being owned by the Borrower, and Borrower must deliver to Lender bills of sale or other proof acceptable to Lender evidencing the Borrower's ownership of all Materials;

4.	Borrower must deliver to Lender an inventory of the Materials, in the form attached hereto as Exhibit 6.2-1 or such other form provided by Contractor in form and substance satisfactory to Lender, and such inventory must be certified by the Inspecting Architect;

5.	Lender must have a perfected first priority security interest in the Materials, evidenced by a duly filed UCC Financing Statement or other form of perfection acceptable to Lender;

6.	If the storage facility is owned by someone other than the supplier or Borrower, Borrower must deliver to Lender a landlord's waiver in favor of Lender and in form and substance satisfactory to Lender;

7.	If the site is a bonded warehouse, Borrower must deliver to Lender appropriate documentation from the warehouse; and

8.	Borrower must deliver to Lender a properly-executed Stored Materials Affidavit in the form attached hereto as Exhibit 6.2-2 or an affidavit from the supplier of such Materials, in form and substance satisfactory to Lender, stating the location of the Materials, and that such supplier has title to the Materials, such title will pass to Borrower upon payment, the Materials are not subject to any security interest or encumbrance and such other matters as may be reasonably required by Lender.

EXHIBIT 6.2

EXHIBIT 6.2-1

STORED MATERIALS INVENTORY

BORROWER: _____________________________

GENERAL CONTRACTOR:__________________	PERIOD COVERED: __________________

Item No.	Trade	Location of Storage	Subcontractor or Material Supplier	Opening Inventory	Inventory Additions This Period	Inventory Usage This Period	Closing Inventory	Retainage Required

TOTALS/ SUBTOTALS

EXHIBIT 6.2-1

EXHIBIT 6.2-2

STORED MATERIALS AFFIDAVIT

___________________________________ being first duly sworn, in the city of _____________________, _________________, deposes and says he is __________________ of ______________________________, a _______________ (the "Supplier"), doing business at ________________________________________ and a subcontractor/supplier under that certain agreement dated _____________, by and between Supplier and _________________, (together with its successors or assigns, the "Contractor") in connection with __________________________________________ (the "Project"), which is owned by MURANO AT THREE OAKS ASSOCIATES, LLC, a Florida limited liability company (the "Owner").. The Project is located at Three Oaks Parkway and Alico Road, Fort Myers, Florida Carolina (the "Project Site"), and the materials listed in the attached Bill of Sale (the "Materials") are now stored at _____________ (the "Storage Site").

Supplier has clear marketable title to the Materials, such title will pass to Borrower upon payment, and the Materials are not subject to any security interest or encumbrance. The Materials are stored in a safe and secure manner so as to preclude damage by fire, the elements, theft, or vandalism. The Materials are clearly marked and identified for the Project and are located in an area separate from any other materials not included in this affidavit.

The Materials are available now for inspection by the Contractor, the Owner, and PNC Bank, National Association (the "Lender"), or their respective representatives.

The Materials are now covered by insurance evidenced by the certificate attached hereto, which indicates all risk coverage with a deductible of $______________ and names Owner as the insured party and Lender as mortgagee and loss payee. Such insurance is in an amount equal to or greater than 100% of the value of the Materials. The cost of such insurance has been borne by Supplier and will remain in force until Supplier delivers the Materials to the Project Site.

The Materials comply in all respect to the Plans, and payment does not relieve Supplier of said responsibility.

The Materials have been purchased and/or manufactured for the specific purpose of being used in the Project and will be transported to the Project Site at Supplier's expense.

The Materials will remain on the Storage Site until delivery to the Project Site, except in an emergency that threatens the Materials. In any such event Supplier will within 24 hours notify Contractor of the nature of such emergency and the location to which it has moved the Materials, and will within 1 business day deliver to Contractor a new Affidavit in form and substance identical to this document except for location of the new Storage Site.

The undersigned makes this affidavit in order to induce Contractor to pay for the Materials. It is understood that Contractor, at its convenience, can acquire physical possession of the Materials within (24) hours of written request to Supplier, notwithstanding any contrary contractual provisions.

(Supplier)
By:	[SEAL]
Name:

Title:

EXHIBIT 6.4(A)

ITEMS TO BE DELIVERED PRIOR TO CLOSING

1.	Title and Collateral Matters:

(a)	a current ALTA survey of the Land, certified by a registered surveyor approved by Lender, such certification to be in a form acceptable to Lender and addressed to Lender and the title company issuing the Title Insurance Policy and (i) showing the location and area covered by all building lines affecting the Land, the location and area of all easements encumbering and/or benefiting the Land, the relation of the Land to public thoroughfares for access purposes, the location of all physical conditions on the Land, the proposed location of the Improvements and any encroachments of the Improvements or other physical conditions upon any easements, building lines or property boundary lines, (ii) stating whether the Land or any portion thereof is located in any federally designated flood prone area, and if so, locating on the survey such portion of the Land so designated with similar surveys to be furnished after the actual location of the Improvements is established and after completion of the Improvements and (iii) showing the dimension and location of all improvements, parking areas, drives, easements and rights-of-way and the location of adjoining streets and distances to the nearest intersecting street);

(b)	an Appraisal of the Project which must establish that the amount of the Commitment does not exceed sixty-five percent (65.0%) of the Appraised Value As Stabilized;

(c)	a pre-closing Debt Service Coverage Ratio of not less than 1.25 to 1.00;

(d)	a legal description of the Land and all easements, compatible with the above mentioned survey and sufficient for the purpose of the Mortgage;

(e)	evidence in such form as Lender may require of (i) satisfactory subdivision of the Land and zoning for the Improvements (an acceptable form of zoning letter is attached as Exhibit 6.4(B); (ii) the availability of all utility and municipal services required for the operation of the Improvements; (iii) satisfactory soils compaction conditions and sub surface support for the Improvements; (iv) the availability of means of access to and from the Land by means of easements benefiting the same; and (v) separate assessment of the Land for tax purposes;

(f)	evidence in such form as Lender may require, including without limitation engineering and soils reports, environmental assessment reports, reports and clearances from governmental agencies, chain of title searches and certifications of Borrower, that the Project is free from all Hazardous Substances;

EXHIBIT 6.4(A) - 1

(g)	evidence in such form as Lender may require that Borrower has obtained the insurance coverages set forth in Section 4.5 and all of such insurance is in full force and effect;

(h)	a title insurance binder, together with a specimen or proforma policy issued by a title insurance company acceptable to Lender, pursuant to which said title insurance company will, on the Closing Date, issue the Title Insurance Policy.

2.	Opinion Letter and Corporate Documents:

(a)	an opinion or opinions of counsel acceptable to Lender and its counsel (including local counsel), to be delivered on the Closing Date in form and scope satisfactory to Lender, to the effect (in addition to other matters which Lender may require to be favorably addressed) that (i) Loan Parties are duly organized, validly existing and in good standing under the Laws of the jurisdiction of their respective formation; (ii) Borrower is duly qualified to do business in the jurisdiction in which the Land is located, and each Loan Party has all requisite power and authority to operate the Land and Improvements and to enter into, perform and consummate all aspects of the transactions contemplated hereby; (iii) all Loan Documents and other documents to be executed by or on behalf of any Loan Party have been duly executed and are valid and binding upon and enforceable against the parties thereto (other than Lender) in accordance with the respective terms of each, except as the same may be limited by Debtor Relief Laws affecting the rights of creditors generally; (iv) there is no action, proceeding or investigation pending, or to the knowledge of counsel, threatened (or any basis therefor known to counsel) with respect to the Project, or with respect to any Loan Party which, if determined adversely, could result in a Material Adverse Effect, or which questions the validity of the Loan or the transactions contemplated hereby or the ability of any Loan Party from performing their respective Obligations under the Loan Documents; (v) the performance of and compliance with the provisions hereof and the other documents referred to herein will not result in or be in conflict with or constitute a default under any agreement, instrument, document, decree, order or any Law applicable to or affecting any Loan Party; (vi) no consent, approval, order or authorization of, or registration or filing with, any governmental or public body or authority is required in connection with the acceptance hereof, the Loan or the matters contemplated hereby; (vii) the Loan will not violate the usury or other Laws of the State of Florida or any other applicable Law relating to the Maximum Legal Rate; and (viii) Lender has a mortgage lien on that portion of the Mortgaged Property (as defined in the Mortgage) constituting real property and a security interest in that portion of the Mortgaged Property and other Collateral constituting the personal property as security for the Loan;

EXHIBIT 6.4(A) - 2

(b)	except with respect to those Loan Parties who are natural persons, a copy of the articles of incorporation, articles of organization, or partnership certificate of each Loan Party, certified as of a recent date by the Secretary of State or other duly authorized officer of the jurisdiction of such Loan Party's formation, and the other Organizational Documents of Loan Parties, certified as of the Closing Date by an officer of each Loan Party in a manner reasonably designated by Lender, and in addition, a good standing certificate or certificate of subsistence, as applicable, certified as of a recent date by the Secretary of State or other duly authorized officer of the jurisdiction in which such Loan Party was formed; and

(c)	except with respect to those Loan Parties who are natural persons, a certificate, to be dated as of the Closing Date, of an officer of each Loan Party, as to the incumbency of officers, partners, members and managers, as the case may be, and the due authorization, including resolutions, of the officers, partners, members or managers, as the case may be, of each Loan Party to execute and deliver to Lender the Loan Documents to which they are a party.

3.	Leasing and Other Documentation:

(a)	the standard form of Lease to be used for residential tenants of the Improvements;

(b)	receipt and satisfactory review and approval of the Development Agreement;

(c)	receipt and satisfactory review and approval of the Management Agreement; and

(d)	such other instruments and documents as Lender reasonably requires to evidence and secure the Loan and to comply with the provisions hereof and the requirements of regulatory authorities to which Lender is subject, all of which must be satisfactory in form, content and substance to Lender.

4.	Construction Documentation:

(a)	the Development Budget approved by Lender and Inspecting Architect, to be certified by Borrower as of the date of the Closing Date to be true, correct and complete, and in form, scope and content acceptable to Lender, and showing all costs of acquisition and development of the Land, the construction and equipping of the Improvements, financing costs, and all other items of cost incidental thereto, which costs will be subject to the approval of Lender;

(b)	a signed copy of the General Construction Contract will be subject to review and approval by Lender;

EXHIBIT 6.4(A) - 3

(c)	the General Contractor's Consent substantially in the form of Exhibit 6.4(A)-1;

(d)	a copy of the Architect's Agreement as assigned to Borrower approved by Lender with respect to the construction of the Improvements;

(e)	the Architect's Consent substantially in the form of Exhibit 6.4(A)-2;

(f)	the Architect's Certificate substantially in the form of Exhibit 6.4(A)-3;

(g)	a copy of the Engineer's Agreement approved by Lender with respect to the construction of the Improvements; and

(h)	the Engineer's Consent substantially in the form of Exhibit 6.4(A)-3.

5.	Plans and Permits:

(a)	complete sets of the Plans, each designating manufacturer and model number of all equipment and furnishings, all approved and signed for identification purposes by Borrower, Architect and Engineer, and all Plans will be reviewed and determined to be satisfactory by the Inspecting Architect and all Official Bodies and other parties having a right of review or approval in connection therewith under the Project Covenant Documents or otherwise; and

(b)	evidence in such form as Lender may require of the valid issuance of the building permit and all other necessary permits (except for such permits which are not customarily issued until a later stage of construction), licenses and approvals to construct and, to the extent generally available at such stage, to occupy and operate the Improvements, including without limitation all permits, licenses and approvals required under Laws with respect to subdivision, highway access, drainage, zoning, safety, building, occupancy, fire protection, environmental, energy and similar matters.

EXHIBIT 6.4(A) - 4

EXHIBIT 6.4(B)

FORM OF ZONING LETTER

[Township/City/Municipality Letterhead]

___________ ___, 2011

PNC Bank, National Association

PNC Real Estate

____________________

____________________

____________________

Attn: ____________________

____________________

Re:	[PROPERTY ADDRESS]
Tax Parcel No. ____________ and Tax Parcel No. ____________ (collectively, the "Property")

In connection with the above Property, we have attached to this letter the following materials:

1.	The [Township/City/Municipality] Zoning Ordinance; and

6.	Approvals described in paragraph 4 below

In response to your request concerning the compliance with applicable codes, regulations, and ordinances by the Property and that certain _____ story ____________________________ project commonly referred to as ____________________ (the "Project"), please be advised of the following information as of this date:

1.           The __________________________ [name of department] is responsible for enforcement of construction, building, fire and life safety codes; processing and issuance of occupancy and building permits; and enforcement of Zoning Ordinance requirements and other applicable land use regulations with the City of _____________, [STATE].

7.	The Property is zoned ___________________________, as defined and described under Section ___________________ of the Zoning Ordinance. Land uses permitted within the _______________ Zone include _______________________.

8.	The Project consists of _________________________________________.

EXHIBIT 6.4(B) - 1

9.	The Project has obtained the following development approvals, copies of which are attached (collectively, the "Approvals"): [1]

(a)

(b)

(c)

10.	All of the Approvals are in full force and effect, and there are no pending or threatened applications, appeals, litigation, or other proceedings that could adversely affect the Approvals or the Project's rights in the Approvals.

11.	Other than the Approvals, the Project does not need to obtain any other permits or approvals from any governmental authority or agency to proceed with its development of the Property.

12.	Based on the materials available from our records, the contemplated use of the Property for the construction of the Project as set forth in the Approvals is not in violation of the Zoning Ordinance and the Project is a permitted use under the Zoning Ordinance without the necessity of any rezoning, special exceptions, use permit, variance or other approval. We are not aware of any other permit or license required by this jurisdiction that a purchaser must obtain before it may acquire the Property.

13.	No application for rezoning of the Property, or for a special or conditional use permit or variance in connection with the Property or the Project, is now pending. No proceeding to challenge the zoning, or other governmental approval or use of the Property or the Project is pending, or, to the best of our knowledge, overtly threatened.

14.	All processing, permit, and development fees required to have been paid in connection with the development of the Property and the Project, including any impact-related fees, have been paid, and no such fees which could have applicability to the Property or the Project are otherwise pending or contemplated.

15.	None of the Approvals, the Project or the Property are subject to any non-conforming or "grandfathered" status which would prevent the construction, development or use thereof in the manner shown in the approvals.

If you have any additional questions or concerns regarding this matter, please feel free to contact our offices at __________________________.

Sincerely,

Zoning Officer

1 Include all applicable approvals, including resolutions, ordinances, tract maps, plot plans, site plans, conditional use permits, variances, grading permits, building permits, etc.

EXHIBIT 6.4(B) - 2

EXHIBIT 6.4(A) - 1

FORM OF GENERAL CONTRACTOR'S CONSENT

[to be attached]

EXHIBIT 6.4(A) – 1 - 1

EXHIBIT 6.4(A) - 2

FORM OF ARCHITECT'S [AND ENGINEER'S] CONSENT

[to be attached]

EXHIBIT 6.4(A) - 3

FORM OF CERTIFICATE OF ARCHITECT [AND ENGINEER]

[to be attached]

EXHIBIT 6.4(A) – 3 - 1

EXHIBIT 6.5(A)

ITEMS TO BE DELIVERED PRIOR TO INITIAL AND SUBSEQUENT CONSTRUCTION DISBURSEMENTS

1.	Construction Documentation:

(a)    Payment and performance bonds satisfying Section 4.16 of the Loan Agreement.

(b)    At lease seventy percent (70%) of the subcontracts under the General Construction Contract must be bought-out prior to the Initial Construction Disbursement.

2.	Other Items:

(a)    Building Permits for garages, trash compactors and pavilion

EXHIBIT 6.5(B)

DATE DOWN ENDORSEMENT OR OTHER EVIDENCE OF A CONTINUING TITLE INSURED FIRST MORTGAGE LIEN

EXHIBIT 7.2

FINANCIAL REPORTS

Pursuant to the instructions set forth on Exhibit 7.2(A) attached hereto:

(a)          As soon as available and in any event within one hundred twenty (120) days following December 31st of each calendar year, annual statements for the Borrower and, commencing with the first calendar quarter following the date upon which the Improvements have been completed, within forty-five (45) days after the close of each calendar quarter ending March 31, June 30, and September 30, quarterly financial statements for the Borrower, in each case, prepared using the same accounting principles and methodologies as Historical Statements. Such financial statements must fairly present the financial condition of the Borrower as at the end of such fiscal year or quarter, as the case may be. The foregoing financial statements must be certified by an officer of Borrower as having been prepared in accordance with past practice, being true, correct and complete in all material respects and be accompanied by a compliance certificate in the form attached hereto as Exhibit 4.28(A);

(b)          As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year, annual financial statements for each Guarantor which will be in the same form, containing the same types of information and prepared using the same accounting principles and methodologies as the Historical Statements. Such financial statements must fairly present the financial condition of such Guarantor as at the end of such fiscal year. The foregoing annual reports must be certified by an officer each Guarantor (or such Guarantor if an individual), respectively, as having been prepared in accordance with past practice, being true, correct and complete in all material respects and be accompanied by a compliance certificate in the form attached hereto as Exhibit 4.28(B).

(c)          Within forty-five (45) days after the close of each calendar quarter ending March 30, June 30, September 30 and December 31, a compliance certificate of each Guarantor in the form attached hereto as Exhibit 4.28(B) attaching such Liquidity and Net Worth verification as may be required to confirm compliance with the Guarantor Financial Covenants.

(d)          Within fifteen (15) days after the end of each calendar month commencing with the first calendar month following the date upon which leasing activity with respect to the Project begins through to the date upon which construction of the Improvement is completed, a monthly leasing status report for the Project in form and detail satisfactory to Lender, certified by Borrower as being complete and correct in all material respects.

(e)          Within forty-five (45) days after the close of each calendar quarter ending March 31, June 30, September 30 and December 31, for all periods following the calendar quarter in which construction of the Improvements has been completed, operating statements and rent rolls, certified by Borrower as being complete and correct in all material respects.

(f)           Such other financial information as may be reasonably requested by the Lender from time to time to evaluate the financial condition and cash flow of the Project, the Loan Parties and any related entities.

EXHIBIT 7.2 - 1

EXHIBIT 7.2(A)

INSTRUCTIONS FOR FINANCIAL REPORTING

Provide all financial statements and other financial reporting through one of the following methods:

1.           Email:

16.         Regular mail:

Include your PNC loan number or loan name on all correspondence. The person PNC should contact regarding financial statements and financial reporting is _______________________ (email:___________________; phone:_________________________).